                                      LEASE






                           CK BERGEN HOLDINGS, L.L.C.,
                                    LANDLORD



                                       TO



                                 VYTERIS, INC.,
                                     TENANT




                                DEMISED PREMISES:
                       A PORTION OF THE FIRST (1ST) FLOOR
                                       AT
                               17-01 POLLITT DRIVE
                               FAIR LAWN, NJ 07410

                                      LEASE

        LEASE dated as of December 14, 2004, 2005, between CK Bergen Holdings, L.L.C., a, New Jersey limited liability company, having an office at 18 Columbia Turnpike, Florham Park, New Jersey 07932 (hereinafter referred to as "LANDLORD") and Vyteris, Inc., a Delaware corporation having an office at 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410 (hereinafter referred to as "TENANT").

                                  WITNESSETH:

                                   ARTICLE 1
                      DEMISE, DEMISED PREMISES, TERM, RENTS

        1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 17-01 Pollitt Drive, in the Borough of Fair Lawn, County of Bergen, and State of New Jersey (hereinafter referred to as the "BUILDING"), on the parcel of land more particularly described in EXHIBIT A (hereinafter referred to as the "LAND"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

        1.02 The premises hereby leased to Tenant are a portion of the first floor of the Building consisting of approximately 26,255 square feet, as shown on the floor plan annexed hereto as EXHIBIT B. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter referred to as the "DEMISED PREMISES". The Demised Premises shall also include the nonexclusive right, in common with other tenants of the Building, to use the common areas of the Building and the Land. On the commencement Date, Landlord shall deliver the Demised Premises vacant, broom clean and in compliance with all applicable laws. codes and regulations.

        1.03 The term of this Lease, for which the Demised Premises are hereby leased, shall commence on a date (herein referred to as the "COMMENCEMENT DATE") which shall be the earlier of (i) the day on which "TENANT IMPROVEMENTS" (as defined in Article 4) has been substantially completed or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for the conduct of its business. The teen of this Lease shall end at 11:59 P.M. of the last day of the calendar month in which occurs the day preceding the Tenth (10th) Year and Third (3rd) Month anniversary of the Commencement Date, which ending date is hereinafter referred to as the "EXPIRATION DATE", or shall end on such earlier date upon which said term may expire, be cancelled, or be terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Landlord and Tenant expect the Commencement Date to be on or about January 1, 2005 ("TARGET COMMENCEMENT DATE"). In the event the Commencement Date shall not have occurred on or before the date which is ninety (90) days following the Target Commencement Date, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after ninety (90) days following the Target Commencement Date and before the Commencement Date. Tenant shall take possession of and occupy the entire Demised Premises no later than sixty (60) days following the Commencement Date. Following the Commencement Date, Landlord shall deliver to Tenant a "COMMENCEMENT LETTER" setting forth the Commencement Date and the Expiration Date. If the Tenant does not agree with the Commencement Date and/or Expiration Date set forth in the Commencement

Letter, Tenant shall notify Landlord within ten (10) days of its receipt of the Commencement Letter. If within fifteen (15) days after Landlord's receipt of Tenant's notice, Landlord and Tenant cannot agree on the Commencement Date and/or the Expiration Date, then the Commencement Date and the Expiration Date shall be determined by arbitration in the manner provided in Article 34. Payment of Rent shall commence on the Commencement Date and payment of Rent shall not be contingent upon Tenant's receipt of or agreement with the Commencement Letter.

        1.04 Tenant hereby covenants and agrees to pay the "rents" reserved under this Lease, for the term thereof, as follows:

                (a)     "FIXED RENT" as follows:


Annual Amount      Monthly Amount     Amount per SF      Commencing        Ending

$185,630.77        $10,312.82*        $7.0703            Commencement      Last Day of
                                                         Date              Month 3
$185,630.77        $20,625.64**       $7.0703            First Day of      Last Day of
                                                         Month 4           Month 6

$185,630.77        $10,312.82*        $7.0703            First Day of      Last Day of
                                                         Month 7           Month 9
$185,630.77        $20,625.64**       $7.0703            First Day of      Last Day of
                                                         Month 10          Month 12
$247,507.70        $20,625.64**       $9.4270            First Day of      Last Day of
                                                         Month 13          Month 24
$277,367.22        $23,113.93***      $10.5643           First Day of      Last Day of
                                                         Month 25          Month 48
$292,743.25        $24,395.27         $11.15             First Day of      Last Day of
                                                         Month 49          Month 60
$336,064.00        $28,005.33         $12.80             First Day of      Last Day of
                                                         Month 61          Month 123

* = 1/2 month's rent
** = $11.15 x 22,198 sq ft
*** = $11.15 x 22,198 sq ft + $7.36 x 4,057 sq ft

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the sum of $10,312.82, to be applied against the first rents becoming due under this Lease), and

                (b) "ADDITIONAL RENT" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

        1.05 Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this Lease.

        1.06 If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

        1.07 Tenant acknowledges that it has no rights to any development rights, "AIR RIGHTS" or comparable rights appurtenant to the Land and Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

                                   ARTICLE 2
                                      USE

        2.01 Tenant shall use and occupy the Demised Premises for general offices and for the manufacturing, production and warehousing of pharmaceutical products and for no other purpose ("PERMITTED USE"). Specifically, Tenant agrees the Demised Premises shall not be used for research and development purposes.

        2.02 Landlord is responsible to obtain a Temporary Certificate of Occupancy ("TCO") or Certificate of Occupancy ("COO") for the Demised Premises and is responsible, at Landlord's sole cost and expense, for any renovations, improvements or repairs which may be required for the issuance of a TCO or COO. If any other governmental license or permit or other license or permit required for the mere occupancy of the Demised Premises for the purposes set forth in
Section 2.01, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof; and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Upon Tenant's request and at Tenant's expense, Landlord shall join in the application for any licenses, permits, approvals and authorizations (except for an application to change the Certificate of Occupancy) whenever such joining by Landlord shall be required by any governmental agency having jurisdiction.

        2.03 Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Demised Premises for the conduct of Tenant's business or for any other purpose except as expressly set forth herein.

        2.04 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised

Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

        2.05 Tenant represents and warrants that upon commencement of this Lease and throughout the term of this Lease as it may be extended, all uses (whether or not such use is stated in this Article), including, but not limited to all operations, activities, producing, manufacturing, warehousing, storing, or transacting of business which is conducted by Tenant at the Demised Premises are and shall be in full compliance with all applicable Federal, State and local laws, rules, regulations and guidelines. Furthermore, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss, claim, damage, cost or expense to persons and to property including, without limitation, attorney's fees and claims or legal actions brought by any third party, which Landlord may incur as the result of any violation of this representation and warranty. Tenant acknowledges that Landlord will suffer damages in the event any other tenant in the Building is harmed or claims to be harmed as a result of Tenant's use (whatever it may be) at the Demised Premises. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss, claim, damage, cost or expense to other tenants in the Building including, but not limited to, threatened or actual termination by other tenants of its lease for premises in the Building because of damages, whether actual or alleged, arising from Tenant's use (whatever it may be) at the Demised Premises.

                                   ARTICLE 3
                           FAILURE TO GIVE POSSESSION

        3.01 If the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Demised Premises or the additional space, as the case may be, shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease.

                                   ARTICLE 4
                       PREPARATION OF THE DEMISED PREMISES

        4.01 Scheduled Construction Period; Construction Responsibility. Within sixty (60) days after receipt of all necessary permits ("SCHEDULED CONSTRUCTION PERIOD"), Landlord shall complete the Tenant Improvements in accordance with the Final Plans, in a good and workmanlike manner, free of liens and encumbrances, and in accordance with all applicable governmental requirements and thereafter shall cause a certificate of occupancy (or continuing certificate of occupancy) to be issued for the Demised Premised. Landlord and Tenant agree that Landlord shall be responsible for the construction of the Tenant Improvements, as hereinafter defined, only to the office space portions of the Demised Premises at Landlord's cost and expense subject to the Construction Cost provisions of Section 4.09, below. Landlord and Tenant agree that the Tenant Improvements specified as Section 4.04 (a) through
(f), below, shall be completed at Landlord's sole cost and expense and which cost shall not be included in the Construction Allowance as defined hereinafter. Landlord and Tenant further agree that Tenant shall be responsible for the construction of Tenant's Work, as hereinafter defined in Section 4.11, below, including all construction and improvement in the manufacturing space at Tenant's cost and expense. Landlord confirms that Tenant has provided preliminary information with regard to Tenant's Work, and Landlord agrees that it shall not unreasonably withhold or delay approval of Tenant's final plans provided they conform to the initial submissions. Landlord confirms that Tenant has provided preliminary information with regard to Tenant's Work as set forth on Exhibit H annexed hereto and made a part hereof ("TENANT'S WORK PLANS"). Landlord agrees that it shall not unreasonably withhold or delay approval of Tenant's final plans provided they conform to the Tenant's Work Plans.

        4.02 The Preliminary Plan. A New Jersey licensed architect (the "ARCHITECT") shall be retained by the Landlord to prepare a preliminary plan (the "PRELIMINARY PLAN") for the layout and construction of improvements to the Demised Premises in connection with Tenant's initial occupancy thereof (the "TENANT IMPROVEMENTS"). The Preliminary Plan shall be approved by Landlord and Tenant.

        4.03 Proposed Plans; Final Plans. Following the execution of this Lease, Landlord will cause the Architect to prepare proposed plans and specifications for the construction of the Tenant Improvements (the "PROPOSED Plans"), in compliance with the requirements of this Article. The Architect engaged by Landlord shall be under the direction of Landlord.

        4.04 The Proposed Plans shall (a) be consistent with the Preliminary Plan, and (b) include all information and specifications necessary for Landlord to complete construction of the Tenant Improvements, including, without limitation, the following as specified as (a) through (f) in this Section, which shall be completed at Landlord's sole cost and expense and which cost shall not be included in the Construction Allowance as defined in Section 4.09, below:

                (a) Construct a demising wall between the Demised Premises and another tenant of the Building, creating a common area for access and use by any tenant of the Building.

                (b) Provide separate Men's and Women's bathrooms for the exclusive use of Tenant within the Premises;

                (c) Repair existing windows where necessary throughout the Demised Premises;

                (d)     Re-glaze windows as necessary;

                (e)     Remove existing ceiling grid;

                (f)     Prepare and seal all floor areas in the warehouse space;

        4.05 Landlord will submit the Proposed Plans to Tenant on or before thirty (30) days from the execution of this Lease (the "PLANS SUBMISSION DATE").

        4.06 The Proposed Plans shall be subject to mutual approval by Landlord and Tenant, which shall not be unreasonably withheld, delayed or conditioned. If either party disapproves the Proposed Plans, it shall state the reasons for such disapproval in writing, and Landlord shall cause the Architect to promptly make any changes in the Proposed Plans reasonably required by either party. Tenant shall approve or disapprove with comments in writing to Landlord to such plans within ten (10) calendar days of submission or same shall be deemed approved. The Proposed Plans, as finally approved by Tenant, are referred to hereinafter as the "FINAL PLANS."

        4.07 Construction By Landlord. Landlord shall complete the Tenant Improvements in accordance with the Final Plans on or before the end of the Scheduled Construction Period, as extended for an additional period of time equal to delays beyond

Landlord's reasonable control, e.g., unusual scarcity of or inability to obtain labor or materials, union or other labor difficulties, casualty or any other cause, excluding financial, beyond Landlord's reasonable control. Landlord shall have the right, however:

                (a) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; and

                (b) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Plans).

        4.08 Promptly following the date of this Lease, Landlord shall seek approval by the Zoning Board or Planning Board or other appropriate local authority to pave the existing grass area in the front of the Building to accommodate Tenant with twenty-five (25) additional parking spaces within close proximity to the Building's entrance (the "PARKING EXPANSION"). Construction of the Parking Expansion is subject to obtaining said approvals. Landlord shall be responsible for the entire cost and expense of the approval process, plans, permits and construction of the Parking Expansion. Landlord shall prepare a reasonable, detailed proposed budget for the Parking Expansion, the total of all costs being hereinafter referred to as the "PARKING EXPANSION COST." Landlord and Tenant acknowledge that the fixed rents agreed to in this Lease are predicated on the assumption that the Parking Expansion shall be completed. If the Parking Expansion is not approved by the local authority, thus prohibiting the completion of the Parking Expansion, then the amount of $0.25 per square foot, which amount is $65,637.50 over the term of the Lease, less amounts actually expended (which are substantiated by paid receipts) by Landlord in connection with the Parking Expansion, shall be credited to Tenant in the form of credits against Tenant's monthly fixed rent, amortized over the remaining term of the Lease. If the number of approved additional parking spaces is less than the twenty-five (25) requested, then the amount of credit would be adjusted proportionately.

        4.09 Construction Costs. Landlord shall contribute toward the cost of the Tenant Improvements in the amount which shall not exceed $5.00 per square foot based on the entire 26,255 square feet of the Premises or a sum of no more than $131,275.00 ("CONSTRUCTION ALLOWANCE"). Such contribution shall be applied to hard costs of improvements, i.e., architectural, construction, alteration, painting, carpeting. If the cost of Landlord's Work exceeds $131,275.00, any and all such excess cost shall be at the sole cost and expense of Tenant. If the cost of Landlord's Work is less than $131,275.00, Landlord shall be obligated to expend only the actual cost of Landlord's Work, and Tenant waives any right and claim to any monetary amount which is the difference between the actual cost of the Tenant Improvements and $131,275.00. Tenant will not be charged any Landlord supervisory cost or review fee for Landlord's Work.

        4.10 Changes in the Final Plans. All changes in the Final Plans shall be subject to the approval of Landlord, and if the change is proposed by the Landlord, the Tenant. If Landlord and Tenant, as the case may be, approves any change in the Final Plans, Landlord shall construct the Tenant Improvements in accordance with such change and provide Tenant with a statement of the additional cost and delay associated with such change prior to Tenant agreeing, in writing, to such change orders, and Tenant shall pay any increase in the cost of constructing the Tenant Improvements resulting from such change as set forth in such statement. Any delay in the date of Substantial Completion, as defined below, by reason of any change in the Final

Plans initiated or requested by Tenant and as identified by Landlord in its statement set forth above shall be deemed a Tenant Delay under Subsection 4.12
(c).

        4.11    Tenant's Work.

                (a) All data and telecommunications wiring necessary to equip the Demised Premises for Tenant's occupancy shall be furnished and installed by Tenant. Tenant shall comply with the provisions this Lease in connection with any work which it performs pursuant to this Section. All such work shall be subject to coordination by Landlord and without disruption to service to other tenants or interference with the quiet enjoyment of other tenants. Tenant shall have access to the Demised Premises prior to the Commencement Date for purposes of completing such work; subject to a separate, written, Early Entry License Agreement in the form attached hereto as Exhibit D.

                (b) During the Term of this Lease, at Tenant's request, Landlord shall allow Tenant to locate and install, at Tenant's sole cost and expense, a generator for Tenant's own exclusive use. The exact location of the generator will be dependent upon specifications at the time the type and model of generator is identified by tenant and specifications provided to Landlord. However, by way of example only, a possible location is that portion of the Land as indicated on Exhibit G, Generator Location, attached hereto. Installation of a generator is subject to obtaining any and all governmental approvals. Such generator shall be deemed the property of Landlord under the provisions of
Section 14.01, below. Tenant shall be responsible to obtain any permits and approvals required in connection with said generator including the costs thereof, and all installation and related work shall be accomplished under the provisions of Article 13, below. At the time the generator is to be installed, Landlord will provide a site plan indicating the location of the generator pad based on specifications provided by Tenant

                (c) As Tenant's Work, Tenant shall be responsible, at Tenant's sole cost and expense, to plan, build and construct all alterations, installations, improvements and renovations to the manufacturing space of the Demised Premises in full compliance with the provisions of Article 13, below.

        4.12 Substantial Completion. The Tenant Improvements shall be deemed substantially completed ("SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED") when the Tenant Improvements have been completed in accordance with the Final Plans, except for:

                (a) items of finishing and construction which are not necessary to make the Demised Premises reasonably tenantable for Tenant's use as stated herein;

                (b)     items not then completed because of:

                        (i) failure by Tenant to provide the Proposed Plans by the Plans Submission Date, or to promptly make changes in the Proposed Plans reasonably required by Landlord in connection with the approval thereof, or to otherwise perform its obligations under this Lease; or

                        (ii) changes in the Final Plans requested by Tenant to the extent of the time set forth in the Landlord's statement given after change orders are agreed to in writing by Tenant; or

                        (iii) delays, not caused by Landlord, in furnishing materials or procuring labor required for installations or work in the Demised Premises which are not customarily provided by Landlord for office tenants in the Building, provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials or requirements customarily provided by Landlord for office tenants; or

                        (iv) the performance of any work or activity in the Demised Premises by Tenant or any of its employees, agents or contractors.

                (c) Delays resulting from the occurrences described in Subsection 4.14 (b)(i), (ii) or (iv) are sometimes hereinafter referred to as "TENANT DELAYS." In the event of any Tenant Delay, Tenant acknowledges that the Commencement Date of the Lease Term may occur (in Landlord's sole, but reasonable discretion,) and Tenant's obligation to pay Rent may begin, before the Demised Premises can be occupied by Tenant. Landlord agrees that in the event of a Tenant Delay occurring under subsection 4.14 (b)(i), (ii) or (iv), it will provide Tenant with notice of such Tenant Delay, which notwithstanding the notice provisions of this Lease, may be by telephone, in person, fax, email, or other means of communication. Tenant will have two calendar days in which to notify Landlord, which notwithstanding the notice provisions of this Lease, may be by telephone, in person, fax, email, or other means of communication, of any proposed alternative materials, requirements, or means of avoiding the Tenant Delay. Landlord and Tenant agree to use their best efforts to implement Tenant's reasonably proposed alternative materials, requirements or means of avoiding the Tenant Delay, however, Landlord will not be responsible for the Tenant Delay if such means do not succeed.

        4.13 Demised Premises in Satisfactory Condition. If and when Tenant shall take actual possession of the Demised Premises to prepare the same for Tenant's occupancy, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Commencement Date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

        4.14    Punchlist.

                (a) Upon Substantial Completion of the Tenant Improvements, Landlord shall notify Tenant's Construction Representative in writing. Within two (2) business days after receipt of Landlord's notice, Tenant's Construction Representative shall inspect the Tenant Improvements with Landlord and Landlord's general contractor. At the time of such inspection, the parties shall prepare a detailed punchlist of all incomplete, defective or nonconforming work, which are either clearly visible, observable, or susceptible of detection or reasonably discoverable by inspection of non-visible, non-observable areas and systems. If Tenant later discovers any incomplete, defective or non-conforming work which was not visible, observable or susceptible of detection at the time of such inspection, and Tenant gives notice of the specific incomplete, defective or non-conforming work to Landlord at least sixty (60) days after the Commencement Date, Landlord shall cause the general contractor to promptly correct the relevant incomplete, defective or non-conforming work, at Landlord's expense and in a manner which minimizes disruption to Tenant's business.

                (b) Landlord shall cause all punchlist items to be promptly completed after the date of the inspection in a manner which minimizes disruption to Tenant's business.

                                   ARTICLE 5
                               ADJUSTMENTS OF RENT

        5.01    Tax Payments. For the purpose of Sections 5.01 -5.06, 5.11:

                (a) "TAXES" shall mean the real estate taxes and assessments and special assessments imposed upon the Building and the Land including, without limitation, any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "TAXES" for the purposes hereof.

The term "TAXES" shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for any tax or increase therein which would otherwise constitute "TAXES", as defined in the first sentence of paragraph (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "TAXES" but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord.

If, by law, any assessment may be paid in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Tax Year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with any interest thereon payable during such Tax Year.

                (b) "TAX YEAR" shall mean the fiscal year for which Taxes are levied by the governmental authority;

                (c) "TENANT'S PROPORTIONATE SHARE" shall mean for purposes of this Lease and all calculations in connection herewith 24.92%, which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the "MULTIPLICATION FACTOR") and the denominator of which is the agreed rentable square foot area of the Building as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be approximately 26,255 square feet and that the agreed rentable square foot area of the Building shall be deemed to be approximately 105,367 square feet (hereinafter referred to as the "BUILDING AREA").

                (d) "TENANT'S PROJECTED SHARE OF TAXES" shall mean the sum of the Tax Payment (as hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

        5.02 Tenant shall pay, as additional rent, Taxes in an amount equal to Tenant's Proportionate Share of the Taxes for each Tax Year or portion of a Tax Year. (The amount payable by Tenant is hereinafter referred to as the "TAX PAYMENT"). The Tax Payment and the Tax Year shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this Lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment ("TAX STATEMENT"). If the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may serve such demands upon, and the Tax Payment for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

        5.03 Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

        5.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of Taxes then either (a) Landlord shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Landlord's reasonable, out-of-pocket expenses which shall be allocated to the Tax Year(s) to which they pertain, including without limitation, attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "TAX EXPENSES"), or,
(b) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Landlord, upon written request, Tenant's Proportionate Tax Share of such Tax Expenses.

        5.05 Commencing on the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 5.02 hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of

Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 5.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section 5.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder and, if the credit of such payment is not sufficient to liquidate the entire amount of such excess, Landlord shall then pay the amount of any difference to Tenant.

        5.06 Anything in Sections 5.01 through 5.06 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 1.04(a) hereof as same may be increased by provisions of this Lease other than Sections 5.01 through 5.06.

        5.07    Expense Payments. For purposes of Sections 5.07 - 5.12

                (a) "OPERATING EXPENSES" shall mean any or all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Building including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing buildings similar to the Building, located in the same municipality as the Building); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i);
(iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental) furnished to the public portions of the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Landlord under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, security, cleaning and service contracts for the Building (if no managing agent is employed by Landlord, there shall be included in Operating Expenses a sum equal to 5% of all rents and other charges collected from tenants or other permitted occupants of the Building); (vii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses which costs shall not exceed the savings realized; (viii) the cost incurred, which are non-capital expenditures, in connection with the maintenance and repair of the Building; (ix) expenditures for capital improvements (1) which under generally accepted accounting principles as applied to real estate practice are expensed or regarded as deferred expenses and (2) which are required by any law enacted after the date of this Lease or any amendment enacted after the date of this Lease of any existing law and (3) which are designed to result in a saving in the amount of Operating Expenses, in any of such cases the cost thereof shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years, amortized on a straight line basis, over the useful life thereof as determined in accordance with generally accepted accounting principles consistently applied, (except that, with respect to a capital improvement which is of the type specified in clause (3), such cost shall be amortized over such period of time as Landlord reasonably estimates such savings in Operating Expenses will equal Landlord's cost for such capital improvement but in no event in excess of the amount of savings actually realized in any Operational Year), with an interest factor in any of such cases equal to two (2%) percent above the prime rate (hereinafter referred to as the "BASE RATE") of J.P. Morgan Chase, N.A. (or Citibank, N.A. if J.P. Morgan Chase, N.A., shall not then have an established prime rate; or the prime rate of any major banking institution doing business in the City of New York, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of Landlord's having incurred said expenditure; and auditing fees in connection with the preparation of Operating Statements for tenants required pursuant to Tax Payment and Operating Expense Payment provisions. Landlord may use related or affiliated entities to provide services or furnish materials for the Building provided that the rates or fees charged by such entities are reasonably competitive with those charged by unrelated or unaffiliated entities in the same municipality as the Building, for the same services or materials. Provision in this Lease for an expense to be Landlord's expense or at Landlord's expense shall not affect the inclusion thereof, to the extent provided above, in Operating Expenses.

Operating Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate:

                1. leasing and brokerage commissions in connection with leases of space in the Building;

                2. salaries, fringe benefits and other compensation of personnel above the grade of building manager;

                3. the cost of any electricity furnished to the Demised Premises or any other space leased or available for lease in the Building;

                4. except as otherwise hereinabove provided, the cost of any repair or replacement, alteration, addition or change which is a capital expenditure under generally accepted accounting principles consistently applied;

                5. the cost of items, including overtime HVAC, for which Landlord is directly compensated by payment by tenants, or any other party including this Tenant (except pursuant to provisions similar in intent to Sections 5.07-5.11 for the payment of a share of the costs of operating the Building), which are not included in fixed rent;

                6. the cost of repairs or replacements incurred by reason of insured fire or other casualty, or condemnation;

                7. advertising and promotional expenditures and any other expense incurred in connection with the renting of space;

                8. legal and other professional or consulting fees incurred in disputes with tenants including legal, arbitration and auditing fees incurred in disputes with tenants;

                9. mortgage or other interest and/or debt service; ground rents or any other payments under any superior leases;

                10. any initial construction work performed by Landlord for tenants, and tenant alteration work or change work, including any utilities, fees or services incurred in connection with the performance of such work;

                11. painting and decorating of areas to be occupied by tenants or licensees; special services (i.e., beyond the normal repair, maintenance and operating of the Building) provided without extra charge, beyond fixed rent, to some but not all tenants in the Building;

                12.     Taxes;

                13.     lease takeover costs and related expenses;

                14. any wages, salaries, fringe benefits and other compensation of Landlord's employees (except as set forth in Section 5.07(a)(i) and (ii) above) or any general and administrative overhead of Landlord;

                15. costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any air or development rights;

                16. any interest, fine, penalty or other late charges payable by Landlord;

                17. the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building except with respect to any materials which are determined to be hazardous after the date of this Lease;

                18. franchise, income, transfer, gains, inheritance, personal property or other tax imposed on Landlord;

                19. the cost of the acquisition or installation of any sculpture, paintings or other objects of art; and

                20. the cost of performing work or furnishing services to or for any tenant other than Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord's expense.

                (b) "OPERATIONAL YEAR" shall mean each calendar year during the Term hereof;

                (c)     Intentionally Deleted;

                (d)     Intentionally Deleted; Page 15;

                (e) "TENANT'S PROJECTED SHARE OF OPERATING EXPENSEs" shall mean Tenant's Proportionate Share of Landlord's reasonable estimate of Operating Expenses in any Operational Year, divided by twelve (12), and payable monthly by Tenant to Landlord as additional rent as provided below.

        5.08 On or before the Commencement Date, Landlord shall furnish Tenant a statement setting forth the estimated aggregate amount of the Operating Expenses and Landlord's computation of Tenant's Projected Share of Operating Expenses for the current Operational Year. After the expiration of each Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for such Operational Year and Landlord's computation of Tenant's Projected Share of Operating Expenses for the immediately succeeding Operational Year. The statements furnished under this
Section 5.08 is hereinafter referred to as an "OPERATING STATEMENT".

        5.09 Tenant shall pay, as additional rent for such Operational Year, an amount equal to Tenant's Proportionate Share of the amount of the Operating Expenses for such Operational Year. (The amount payable by Tenant is hereinafter referred to as the "OPERATING EXPENSE PAYMENT"). The Operating Expense Payment shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring within the Term of this Lease.

The Operating Expense Payment shall be payable by Tenant within ten (10) days after receipt of the Operating Statement.

        5.10 Commencing on the Commencement Date and for each Operational Year thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Operating Expenses. The first payment shall be retroactive to the Commencement Date and shall include payment for the month in which such payment is made, and shall be made ten (10) days after Tenant receives an Operating Statement; thereafter, monthly payments shall be made on the first day of each month throughout such Operational Year and thereafter until receipt of the next Operating Statement setting forth any changes in Tenant's Projected Share of Operating Expenses for the then current Operational Year. If the Operating Statement furnished by Landlord to Tenant at the end of an Operational Year shall indicate that Tenant's Projected Share of Operating Expenses for such Operational Year exceeded the Operating Expense Payment for such Operational Year, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the delivery of the Operating Statement or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder; if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for such Operational Year, Tenant shall within ten (10) days after receipt of the Operating Statement, pay the amount of such excess to Landlord.

        5.11 Every Operating Statement and Tax Statement given by Landlord pursuant to Section 5.02 and Section 5.08 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such Operating Statement or Tax Statement Tenant shall notify Landlord in writing ("TENANT'S NOTICE OF DISPUTE") that it disputes the correctness of the

Operating Statement or Tax Statement, specifying the particular respects in which the Operating Statement or Tax Statement is claimed to be incorrect. In the event Tenant fails to so notify Landlord within sixty (60) days, then Tenant waives any objections and is barred from asserting any claims pertaining to such charges for the year, and all payments made by Tenant on account of operating expenses and taxes shall then be conclusively accepted by Tenant as correct, final and not subject to question, claim, reduction, audit or rebate in whole or in part. When Tenant delivers Tenant's Notice of Dispute to Landlord, if Tenant desires to audit Landlord's books and records relative to the particular items Tenant believes to be incorrect, Tenant must include its request to audit Landlord's books and records (the "AUDIT") in said Tenant's Notice of Dispute. Landlord shall review Tenant's claim(s) stated in Tenant's Notice of Dispute. After said review, in the event Landlord concurs with Tenant's claim(s), Landlord will contact Tenant to arrange the appropriate adjustment. In the event Landlord disagrees with Tenant's claim, Landlord shall contact Tenant to schedule an appointment for a date and time mutually agreeable for the Audit (if an audit has been requested in Tenant's Notice of Dispute) to proceed. The date on which Landlord and Tenant agree to meet to begin the Audit shall be deemed to be the first day of the thirty (30) day Audit Period. Landlord and Tenant agree that such Audit must be (i) conducted by (a) an independent reputable certified public accounting firm that is not being compensated by Tenant, in whole or in part, on a contingency fee basis, (b) by Tenant's employees, or (c) by a qualified third party designated in writing by Tenant as its authorized representative (one of which being the "AUDITOR"), and (ii) such Audit must be completed within thirty (30) days following the day on which the initial appointment for the Audit is scheduled ("AUDIT PERIOD"). During the Audit Period, Landlord agrees to grant Tenant reasonable access to portions of Landlord's books and records for the purpose of verifying Operating Expenses or Taxes incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto, subject to reimbursement by Tenant for the cost of such copies. The findings of the Auditor must be submitted in writing to Landlord prior to the conclusion of the Audit Period. If timely submitted in writing to Landlord, the findings of the Auditor shall be conclusively accepted by both parties as correct, final and binding unless either party gives notice in writing of continued dispute and intent to pursue the dispute by arbitration ("ARBITRATION NOTICE") to the other party within ten (10) days after receipt by Landlord of the Auditor's findings. If the Auditor fails to deliver its findings in writing to Landlord prior to the conclusion of the Audit Period, then Tenant waives any objections and is barred from asserting any claims pertaining to such charges for the year, and all payments made by Tenant on account of operating expenses and taxes shall then be conclusively accepted by Tenant as correct, final and binding. Either party may submit the dispute to arbitration under the provisions for arbitration set forth in Article 34, below. However, if the dispute is not submitted to arbitration within ten (10) days after receipt of the Arbitration Notice, then the parties waive their right to pursue the dispute by arbitration or any other means and the findings of the Auditor shall be conclusively accepted by both parties as correct, final and binding. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such Tax Statement or Operating Statement, pay additional rent, if due, in accordance with the Tax Statement or Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount of Tenant's overpayment of rents, if any, resulting from compliance with the Tax Statement or Operating Statement. In connection with the Audit and any review of Landlord's books and records, Tenant agrees that all of the information obtained through Tenant's audit with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord and/or the Building as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by Tenant and its officers, agents and employees; and Tenant shall cause its Auditor and any of its officers, agents and employees to be similarly bound. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed confidentiality agreement from the Auditor (in form acceptable to Landlord) acknowledging that all of the results of such audit as well as any compromise, settlement or adjustment reached between Landlord and Tenant shall be held in strict confidence (other than to Tenant and to Tenant's Auditor and attorneys) and shall not be revealed in any manner to any person except upon the prior written consent of Landlord. Tenant understands and agrees that this provision is of material importance to Landlord and that any violation of the terms hereof shall result in immediate and irreparable harm to Landlord. Landlord shall have all rights allowed by or law or equity if Tenant, its officers, agents or employees and/or the Auditor violate the terms of this provision, including, without limitation, the right to terminate this Lease or the right to terminate Tenant's right to audit as set forth herein.

        5.12 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in this Article 5, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this Lease. Tenant's liability for the amounts due under this Article 5 shall survive the expiration of the term of this Lease provided, however, that Landlord may not submit any invoice following the one (1) year anniversary of the expiration of the Term of this Lease.

                                    ARTICLE 6
                                SECURITY DEPOSIT

        6.01 Subject to the provisions of Section 6.02, Tenant shall have deposited with Landlord, on or before the date hereof the sum of $75,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, which default continues after any notice required under this Lease and the expiration of any applicable cure period, Landlord may use, apply or retain the whole or any part of the security so deposited or the proceeds of the Letter of Credit (as set forth in Section 6.02 hereof) to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall not be required to deposit the security in a separate interest bearing account segregated from Landlord's funds, and Tenant shall not be entitled to any interest earned thereon. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant no later than thirty (30) days after the Expiration Date and after delivery of entire possession of the Demised Premises to Landlord. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $75,000.00.

        6.02 In addition to the cash deposit pursuant to Section 6.01 above, Tenant shall deliver to Landlord a clean, irrevocable, unconditional and transferable (without cost to the beneficiary thereof) letter of credit (hereinafter referred to as the "LETTER OF CREDIT") issued by and drawn upon Wachovia Bank or any one of the following:
Chase, N.A., Bank of America, HSBC or any other commercial bank (hereinafter referred to as the "ISSUING BANK") satisfactory to Landlord, which Letter of Credit shall have a term of not less than one year, shall remain in full force and effect for sixty (60) days after the Expiration Date of this Lease, and shall, be in form and content as is satisfactory to Landlord, be for the account of Landlord and in the amount of $425,000.00, which amount is subject to increase pending Landlord's review of the supplemental HVAC specifications as provided for in Section 4.04, above. The Letter of Credit shall provide that:

                        (i) The Issuing Bank shall pay to Landlord an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

                        (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment for consecutive periods of one year each during the term of this Lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "NON-RENEWAL NOTICE") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                        (iii) In the event that the Issuing Bank sends a Non-Renewal Notice, Tenant shall have twenty (20) days to provide Landlord with a substitute Letter of Credit which meets the requirements of this Section 6.02. In the event that Tenant fails within said twenty
        (20) day period to provide Landlord with a substitute Letter of Credit, Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article 6 pending the replacement of such Letter of Credit or Tenant's default hereunder); and

                        (iv) Upon Landlord's sale of Landlord's interest in the land and the Building, the Letter of Credit shall be transferable by Landlord as provided in Section 6.03 hereof.

        6.03 In the event of a sale of Landlord's interest in the land and the Building, Landlord shall have the right to transfer the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit provided that (a) Tenant is given written notice of such sale; (b) the vendee or lessee, as the case may be, shall, by written agreement, assume all of Landlord's duties and obligations under this Lease with respect to such security and a copy of such assumption agreement shall be delivered to Tenant promptly after the effective date of such sale; and (c) in the event that Landlord transfers cash security, Tenant shall be given notice of the name, address and bank account number where such cash security is deposited. In such event, and subject to the satisfaction of the foregoing requirements, Tenant agrees to look solely to the new Landlord for the return of said cash security or Letter of Credit. In the event that Landlord fails to transfer the cash security or Letter of Credit to a vendee or lessee, Landlord shall return the cash security or Letter of Credit, as the case may be, to Tenant no later than the first business day following the effective date of such sale. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new Landlord.

        6.04 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

        6.05 Landlord may draw down the proceeds of the Letter of Credit in the event of a default by Tenant hereunder after the notice required under this Lease and expiration of the applicable cure period or the non-renewal of such Letter of Credit by the Issuing Bank after the expiration of the period provided to Tenant in Section 6.02(iii) to substitute a new Letter of Credit. Further Landlord may draw down the proceeds of the Letter of Credit in the event of any breach of Tenant's representation and warrant set forth in Section 2.05 relative to Tenant's use of the Demised Premises.

        6.06 In the event that at any time during the term of this Lease the Issuing Bank files for protection under any chapter of the United States Bankruptcy Code or the bankruptcy code of the state or country of its formation or is seized by the appropriate regulatory authorities of the State of New Jersey, the United States or the state or nation of its formation and as a result thereof is incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "EXISTING L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "REPLACEMENT NOTICE") requiring Tenant within thirty (30) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "REPLACEMENT L/C") from an Issuing Bank meeting the qualifications described in
Section 6.02. Upon receipt of a Replacement L/C meeting the qualifications of
Section 6.02, Landlord shall forthwith return the Existing L/C to Tenant. In the event that a Replacement L/C meeting the qualifications of

Section 6.02 is not received by Landlord within the time specified, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section 6.01 subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of
Section 6.02. Tenant shall have the right from time to time and at any time to substitute the Existing L/C with a Letter of Credit meeting the qualifications of Section 6.02. If Tenant elects to change the Issuing Bank from Wachovia Bank to another Issuing Bank meeting the requirements set forth in Section 6.02, Tenant may do so after obtaining the advance written consent of Landlord.

        6.07 Landlord and Tenant agree that said Letter of Credit as provided for in this Article shall be reduced during the term of the Lease from the original amount of $425,000.00 on the following schedule:

   Date After
Commencement Date          Amt LOC Decreased By            Remaining LOC Amt

15 Months                $60,000.00                   $365,000.00
27 Months                $65,000.00                   $300,000.00
39 Months                $60,000.00                   $240,000.00
51 Months                $60,000.00                   $180,000.00
63 Months                $60,000.00                   $120,000.00
75 Months                $60,000.00                   $60,000.00
87 Months                $60,000.00                   $0

Upon the occurrence of each such reduction in the amount of the Letter of Credit as set forth in the schedule above, Tenant may deliver a replacement Letter of Credit in such reduced amount and otherwise in conformance with the criteria set forth in Section 6.02, and Landlord shall there upon return the prior Letter of Credit to Tenant.

                                   ARTICLE 7

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

        7.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages, provided that Landlord shall use its best efforts to obtain a "NON-DISTURBANCE AGREEMENT" in favor of Tenant in form and substance reasonably satisfactory to Tenant and otherwise in recordable form from the holder of each mortgage in effect as of the date hereof no later than the Commencement Date. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. In the event Tenant fails to execute and deliver to Landlord such instrument within fifteen (15) days of request therefor, Landlord may, but shall not be obligated to, execute such instrument for and on behalf of Tenant as its attorneys-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorneys-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this
Section 7.01 on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as "SUPERIOR LEASES" and the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as "SUPERIOR MORTGAGES" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a "LESSOR".

        7.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

        7.03 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes referred to as "SUCCESSOR LANDLORD") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor landlord shall not be:

                (a) liable for any previous act or omission of Landlord (or its predecessor in interest) under this Lease;

                (b) bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease;

                (c) responsible for any monies owing by Landlord to the credit of Tenant;

                (d) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest), unless and to the extent that such condition shall then exist and be continuing;

                (e) bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof or pay for or reimburse Tenant for any costs incurred in connection with such construction, except for those obligations of Landlord with respect to Landlord's Work and the Work Allowance as set forth in Article 4 hereof;

                (f) required to account for any security deposit other than any security deposit actually delivered to the successor landlord;

                (g) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed after the date of attornment, it being expressly understood, however, that the successor landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises.

        7.04 If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant or decrease Tenant's rights hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building or Landlord's interest therein) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or, subject to the provisions of this Lease for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created. In the event Tenant fails to execute and deliver to Landlord a duly executed modification or amendment of this Lease incorporating such modification within fifteen (15) days of a request therefor, Landlord may execute such amendment or modification for and on behalf of Tenant as its attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this
Section 7.04 on behalf of Tenant.

                                   ARTICLE 8
                                 QUIET ENJOYMENT

        8.01 So long as Tenant is not in default of its obligations under this Lease, following notice and expiration of the applicable cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in
Article 7, to the superior leases and the superior mortgages.

                                   ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

        9.01 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Notwithstanding anything to the contrary contained in this

Article 9, Landlord's consent shall not be required, and Landlord's Option as set forth in Section 9.02 shall not apply, in connection with the assignment of Tenant's interest in this Lease and/or the subletting of all or a portion of the Demised Premises (i) to any entity which controls, is controlled by or is under common control with Tenant; (ii) which results from the merger of or consolidation with Tenant; or (iii) to any entity which purchases the assets of any business unit of Tenant, provided such assignee or sublessee shall assume all of Tenant's obligations under the Lease (without releasing the assignor or sublessor therefrom).

        9.02 If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or substantially all of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a detailed term sheet with respect to the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred eighty (180) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option (hereinafter referred to as "LANDLORD'S OPTION"), (i) sublease such space (hereinafter referred to as the "LEASEBACK SPACE") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this Lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises). Landlord's Option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty
(30) day period Tenant shall not assign this Lease nor sublet such space to any person. Landlord may not exercise Landlord's Option if Tenant shall desire to assign this Lease or sublet less than all or substantially all of the demised Premise

        9.03 If Landlord exercises Landlord's Option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date. Tenant shall have the right to remove Tenant's Property from the Demised Premises excluding any structural or base building alterations and except as otherwise expressly provided in this Lease and shall repair the Demised Premises wherever such removal results in damage thereto.

        9.04 If Landlord exercises Landlord's Option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the actual out-of-pocket costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation to the extent

Tenant was obligated to perform such work pursuant to the provisions of the term sheet set forth in Section 9.02 or pursuant to this Lease; otherwise such costs shall be at Landlord's expense.

        9.05 If Landlord exercises Landlord's Option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                (a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                (b) be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                (c) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

                (d) provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

                (e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's reasonable discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee,
(iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation to the extent Tenant was obligated to perform such work pursuant to the provisions of the term sheet set forth in Section 9.02 or pursuant to this Lease; otherwise such costs shall be at Landlord's expense, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

        9.06 (a) If Landlord exercises Landlord's Option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease;

                (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or its designee or anyone claiming under Landlord or such designee.

        9.07 In the event Landlord does not exercise Landlord's Option pursuant to Section 9.02 and providing that Tenant is not in default of any of Tenant's obligations under this Lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall be at Landlord's sole discretion and shall be granted or denied within the thirty (30) day period set forth in Section 9.02, provided and upon condition that:

                (a)     Tenant shall have complied with the provisions of
Section 9.02 and Landlord shall not have exercised Landlord's Option under said
Section 9.02 within the time permitted therefor;

                (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under this Lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building, Landlord agreeing to advise Tenant of any such negative covenants promptly upon request;

                (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                (d) Provided Landlord then has comparably sized space available for at least a comparable term, neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                (e) Provided Landlord then has comparably sized space available for at least a comparable term, the proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

                (f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

                (g) There shall not be more than three (3) entities occupying the Demised Premises at any time, excluding affiliates or entities which control, is controlled by or under common control with Tenant;

                (h) The rental and other terms and conditions of the sublease are the same as those contained in the term sheet furnished to Landlord pursuant to Section 9.02;

                (i) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the review of any term sheet, proposed assignment or sublease or any documentation in connection therewith and in the preparation of any documentation in connection with any request for consent whether or not granted;

                (j) Tenant shall not have advertised or publicized to the public in any way the availability of the Demised Premises without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, but Tenant may list the Demised Premises or the portion thereof to be subleased and the terms of any proposed subletting or assignment with a licensed real estate broker; and

                (k) The sublease shall not allow the use of the Demised Premises or any part thereof (i) for the preparation and/or sale of food for off premises consumption or (ii) for use by a foreign or domestic government or governmental agency.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 9.05) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise Landlord's Option under
Section 9.02, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

        9.08 In the event that (a) Landlord fails to exercise Landlord's Option under Section 9.02 and consents to a proposed assignment or sublease, and
(b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 9.02 before assigning this Lease or subletting all or part of the Demised Premises.

        9.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

                (a) no subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

                (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

                (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

        9.10 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                (a) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of leasehold improvements paid for or installed by Landlord, Tenant's fixtures, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "ASSIGNMENT EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such assignment; and

                (b) in the case of a sublease, an amount equal to 50% of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then fair market value thereof) and less the reasonable costs (hereinafter referred to as the "SUBLETTING EXPENSES") paid by Tenant for alteration costs (or contributions in lieu thereof), advertising, brokerage or consulting fees or commissions and legal fees in connection with such subletting. The sums payable under Sections 9.10(a) and (b) shall be paid to Landlord as and when paid by the assignee or subtenant, as the case may be, to Tenant and upon the execution and delivery of such assignment or sublease, as the case may be, Tenant shall provide to Landlord a statement of the Assignment Expenses or Subletting Expenses, as the case may be, certified as correct by an officer or principal of Tenant. In the event of any dispute with respect to the Assignment Expenses or the Subletting Expenses, such dispute shall be determined by arbitration in accordance with the provisions of Article 34 hereof.

        9.11 If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 9.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture or other entity, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture or other entity (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership or joint venture or other entity, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture or other entity which results in a change of control of such partnership or joint venture or other entity were an assignment of this Lease; but the provisions of the first sentence of Section 9.01, Landlord's Option, Section 9.07(a)-(e), (h) and (j), and Section 9.10 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant's assets are transferred (provided that the purpose for which such assets are transferred is a valid business purpose and not merely to transfer this Lease) or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant's assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction.

        9.12 Any assignment or transfer, whether made with Landlord's consent pursuant to Section 9.01 or without Landlord's consent pursuant to Section 9.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to

Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 9.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed. In no event shall this Lease be assigned to a foreign or domestic government or governmental agency.

        9.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

        9.14 The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

                                   ARTICLE 10
           COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES

        10.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and Tenant, at its expense, shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from Tenant's manner of use of the Demised Premises as distinguished from the mere use thereof for the Permitted Uses or from a cause or condition referred to in clause (ii), (iii) or (iv) above. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 10.02. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may similarly contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section 10.02.

        10.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

                (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                (c) such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                (d) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of Subsection (a) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

        10.03 During the Term of the Lease, Tenant shall not cause or permit "HAZARDOUS MATERIALS" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises and shall maintain the Demised Premises in compliance with all federal, state and local laws, ordinances, rules, regulations and policies, now existing or hereafter amended, enacted or promulgated, regarding the environment, health or safety which apply to the Demised Premises or its use, including, without limitation, the New Jersey Water Pollution Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 13:1E-1 et seq., and the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq. and Hazardous Discharge Site Remediation Act, N.J.S.A. 58:10B-1 et seq. The term "Hazardous Materials" shall, for the purposes hereof, mean (a) those substances included within the definitions of any one or more of the terms "hazardous substances," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," and "HAZARDOUS WASTE" in CERCLA, RCRA and Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to such laws; and (b) such other substances, materials and wastes as are regulated under applicable local, state or federal environmental laws or regulations, or which are classified as hazardous or toxic, under federal, state or local environmental laws or regulations; and (c) any materials, wastes or substances that are (i) petroleum;
(ii) friable asbestos; (iii) polychlorinated biphenyls; (iv) designated as a "HAZARDOUS SUBSTANCE" pursuant to Section 311 of the Clear Water Act, as amended by 13 U.S.C. ss. 307 of the Clear Water Act (32 U.S.C. ss. 1217); (v) flammable explosives; or (vi) radioactive materials. The parties agree that nothing contained in this Section 10.03 shall prohibit, and Landlord herewith consents to, Tenant's use and maintenance in the Demised Premises of limited quantities of substances reasonably necessary in the ordinary operation and maintenance of office equipment, provided such substances are used, transported, stored, released, handled, and maintained within the Demised Premises in accordance with all applicable laws and regulations. In the event any asbestos containing material is exposed during any of Tenant's Work or Tenant's Changes (as defined in Article 13) which exposure results from the entry (whether or not authorized by Landlord) by Tenant into any column(s) located in the Demised Premises in which vertical pipes and/or shaftways pass through the Demised Premises, or other core areas of the Demised Premises and which exposure, but for such entry, would not occur), Tenant will remove same as required by applicable law at its sole cost and expense. Upon completion of Tenant's Work or Tenant's Changes, Tenant shall provide Landlord with a written certification from Tenant's general contractor or architect to the effect that no Hazardous Materials have been incorporated into the Demised Premises by reason of Tenant's Work or Tenant's Changes. In the event of a breach of the provisions of this Section 10.03, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises in the manner prescribed for such removal by the applicable law, ordinance, rule or regulation. The provisions of this Section 10.03 shall survive the Expiration Date or sooner termination of this Lease. Landlord hereby agrees to promptly remove or cause the removal of any Hazardous Material from the Building as required by applicable law except with respect to Hazardous Materials required to be removed by Tenant pursuant to this Lease. Landlord warrants and represents that the Demised Premises are, and shall be as of the Commencement Date, free of all Hazardous Materials. Tenant represents and warrants that it is responsible for any Hazardous Materials brought into the Demised Premises after the Commencement Date or resulting from Tenant's Work.

        10.04 Tenant shall comply with all of the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder, as they relate to Tenant's use of the Demised Premises.

        10.05 Tenant agrees that it shall be solely responsible, at its expense, to cause the Demised Premises to be, and to remain throughout the term hereof, in compliance with the provisions of the Americans With Disabilities Act of 1990 and any municipal laws, ordinances, rules and regulations of like import, and any regulations adopted and amendments promulgated pursuant to any of the foregoing (hereinafter referred to collectively as the "ADA"), and Landlord shall have no obligation whatsoever in connection therewith. Within ten
(10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of, any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Demised Premises. Landlord represents that the Demised Premises and the Building shall be in compliance with the ADA as of the Commencement Date.

                                   ARTICLE 11
                                   INSURANCE

        11.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for similar buildings in the same municipality and county as the Building, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the Demised Premises which would (a) subject Landlord to any liability or responsibility for personal injury, death or property damage; (b) increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 11.04); or (c) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord, although the use of the

Demised Premises for the Permitted Uses per se shall not constitute a violation of the foregoing provisions. Tenant understands and agrees that if any insurance premiums are caused to be increased as a result of Tenant's mere occupancy in the Building or by Tenant's use of the Demised Premises, Tenant shall be solely responsible for the payment of the incremental amount.

        11.02 Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof and during any other time that Tenant or any person claiming by, through or under Tenant is in possession of, or is otherwise using or occupying, any portion of the Demised Premises, the following insurance coverage which coverage shall be effective on the Commencement Date:

                (a) commercial general liability insurance, with broad form endorsement, containing an omnibus named insured provision naming Landlord as an additional insured, and the holders of all superior mortgages, the lessors under all superior leases, Landlord's agents and all other persons and entities designated by Landlord (but only to the extent that Landlord specifically requests such holders, lessors, agents and other persons and entities to be so named) and protecting Landlord, Tenant, and all such other additional insureds, against (x) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the Demised Premises, or caused by actions or omissions to act of Tenant, its agents, servants and contractors, or of any person or entity claiming by, through or under Tenant, and (y) all accidents occurring in or about the Demised Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than $3,000,000.00 combined single limit coverage on a per occurrence basis, including property damage. Landlord and Tenant agree that the amount of coverage specified herein is subject to change in the event the Permitted Use set forth in Section 2.01 changes. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this Lease, and shall include independent contractors' coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (A) naming Landlord (and the above-mentioned other persons and entities) as additional insureds, (B) specifically referencing the Demised Premises, and (C) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this Lease;

                (b) Worker's compensation, and, if required by applicable law, disability and such other similar insurance, in statutory amounts, covering all persons that are performing "CHANGES" (as defined in Article 13), or with respect to whom death or bodily injury claims could be asserted against Landlord, the Land or the Building, and endorsed to waive subrogation claims in favor of Landlord, and all other additional insureds requested by Landlord; and

                (c) property insurance coverage against all risk of loss or damage from any cause whatsoever in an amount adequate to cover the cost of replacement of all of personal property, fixtures, furniture, furnishings, valuable papers and documents, data, leasehold improvements and equipment, including Tenant's Work, Tenant's Property and all changes, located in the Demised Premises;

All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty
(30) days prior written notice of such cancellation (hereinafter referred to as an "INSURANCE CANCELLATION NOTICE") or modification.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration or sooner termination, or modification of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or binding certificates evidencing such insurance naming Landlord, each Present Additional Insured and all other additional insureds requested by Landlord as additional insureds, together with evidence of payment for the policy. Such certificates shall also verify the primary nature of the coverage and note the waiver of subrogation in favor of Landlord and all other additional insureds requested by Landlord. Tenant's failure to provide or keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. In addition, in the event (A) Tenant fails to provide or keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, or (B) if an Insurance Cancellation Notice is given to Landlord or if such insurance is modified so as to no longer comply with the provisions of this Article 11 and Tenant shall not have delivered substitute insurance coverage as set forth in the first sentence of this paragraph, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

        11.03 (a) Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each property coverage policy obtained by it and covering the Building, the Demised Premises, Tenant's Work, Tenant's Property and "changes" or the personal property, fixtures, furnishings, valuable papers and documents, data, leasehold improvements and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. Tenant shall provide Landlord with a binding certificate of insurance verifying this waiver in favor of Landlord, and all other additional insureds requested by Landlord, and their respective employees and agents. Subject to the foregoing provisions of this Section 11.03, and insofar as may be permitted by the terms of the insurance policies carried by it, each party and their respective employees and agents hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease or during the move into and out of the Demised Premises or during any other time that

Tenant or any person claiming by, through or under Tenant is in possession of, or is otherwise using or occupying, any portion of the Demised Premises.

                (b) In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in subsection (a) above, in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an additional insureds, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under subsection (b) with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the additional insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

                (c) In the event that Landlord shall be unable at any time\ to obtain one of the provisions referred to in subsection (a) in any of its insurance policies, Landlord shall, at Tenant's option, cause Tenant to be named in such policy or policies as one of the additional insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an additional insureds, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the additional insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

        11.04 If, by reason of a failure of Tenant to comply with the provisions of Section 10.01 or Section 11.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

        11.05 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section 11.02 hereof be increased so that the amount thereof adequately protects Landlord's interest but in no event in excess of the amount that would be required to be carried by other tenants occupying similarly sized space for the purposes set forth in
Section 2.01 located in similar office buildings in the same municipality as the Building.

        11.06 If any dispute shall arise between Landlord and Tenant with respect to the incurring or the amount of any additional insurance premium referred to in Section 11.03 or the increase in amount of insurance referred to in Section 11.05, the dispute shall be determined by arbitration.

        11.07 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New Jersey Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

        11.08 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

        11.09   Landlord agrees to maintain:

                (a) commercial general liability insurance protecting against (x) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the common areas of the Building, or caused by actions or omissions to act of Landlord, tenants, their agents, servants and contractors, or of any person or entity claiming by, through or under Landlord or any tenant, and (y) all accidents occurring in or about the common areas of the Building or any appurtenances thereto. Such policy shall have limits of liability of not less than Five Million Dollars ($5,000,000.00) combined single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Building and other real property of Landlord; and

                (b) property insurance coverage against all risk of loss or damage in an amount adequate to cover the cost of replacement of the Building.

        11.10 Tenant shall obtain an Environmental Liability Policy ("ELP") issued by a company of recognized responsibility licensed to do business in the State of New Jersey for the Building and Tenant's operations within the Demised Premises and same shall be subject to Landlord's prior review and written approval, which shall not be unreasonably withheld or delayed. In this regard, the Parties expressly agree that no entry shall be allowed by Tenant before satisfaction of this clause. for environmental liability insurance coverage in the amount of

$1,000,000.00. In the event Landlord requires ELP coverage in excess of $1,000,000.00, the additional cost of the premium shall be at Landlord's cost and expense. Tenant shall maintain the ELP in full force and effect throughout the Term of this Lease and for so long and for such time as Tenant is responsible for the Demised Premises under the terms of this Lease. In the event Tenant is unable to obtain such ELP within thirty (30) days after full execution of this Lease, Landlord shall have the right, at Landlord's sole option, to terminate this Lease by giving written notice to Tenant setting the termination effective Date ("TERMINATION EFFECTIVE DATE"). The parties agree that neither party shall have any further liability to the other after the Termination Effective Date, except as otherwise provided for in this Lease with respect to matters that survive the termination or expiration of this Lease and for sums owing but unpaid under the provisions of this Lease. If any use, action or activity by Tenant shall increase the ELP insurance rate on Demised Premises, the Building or the property therein over the rate which would otherwise then be in effect, Tenant agrees to be responsible and to reimburse Landlord for such increased amount in excess of an increase of 15% over the then current premium, with Landlord being responsible for any increase up to 15%.

                                   ARTICLE 12
                              RULES AND REGULATIONS

        12.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

        12.02 Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 13
                                TENANT'S CHANGES

        13.01 Tenant may from time to time during the term of this Lease, at its expense, make such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively referred to as "changes" and, as applied to changes provided for in this Article, "TENANT'S CHANGES") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, on the following conditions:

                (a) the outside appearance or the strength of the Building or of any of its structural parts shall not be affected;

                (b) no part of the Building outside of the Demised Premises shall be physically affected and in no event may Tenant install or maintain any window air-conditioning unit;

                (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected or the usage of such systems by Tenant shall not be increased;

                (d) all Tenant's Changes shall be consistent with the character and quality of the Building, and its landmark status, if any;

                (e) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Sections of this Article;

                (f) before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof and the name of the contractor who will be performing Tenant's Changes for Landlord's approval, which approval shall not be unreasonably withheld or delayed. In selecting a contractor, Tenant will allow a contractor selected by Landlord to bid on the job but nothing herein shall be deemed to require Tenant to select such contractor. Additionally, before proceeding with any Tenant's Changes other than those of a decorative nature such as painting, wall coverings and floor coverings, Tenant shall submit to Landlord plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval (which approval shall not be unreasonably withheld or delayed except in connection with Tenant's Changes which relate to items set forth in Section 13.01(a)-(c)) above and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Any mechanical and electrical engineering plans required in connection with Tenant's Changes shall be prepared at Tenant's sole cost and expense, by the Building's engineer and any plans and specifications required to be submitted to, or filed with, any governmental agency shall be submitted or filed by the Building's expediter, at Tenant's sole cost and expense. A complete set of the plans and specifications shall be submitted by Tenant to both the Building manager at the Building and the Property Manager at Landlord's address. Tenant agrees that any review or approval by Landlord of any plans and specifications is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. The granting by Landlord of its approval to such plans and specifications shall in no manner constitute or be deemed to constitute a judgment or acknowledgment by Landlord as to their legality or compliance with laws and/or requirements of public authorities. Additionally, the execution by Landlord of any application by or on behalf of Tenant for any permits, approvals, licenses or permission shall not be deemed to be an approval by Landlord of any of Tenant's plans and specifications. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion of such change.

        13.02 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion and shall furnish copies thereof to Landlord, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using first-class materials and equipment. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon, Landlord in the renovation, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits with a waiver of subrogation in favor of Landlord, the Present Additional Insureds and all other additional insureds as requested by Landlord and otherwise as set forth in Section 11.02(b) and commercial general liability insurance for any occurrence in or about the Building with limits and otherwise as set forth in Section 11.02(a) hereof. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 14), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with first-class fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, deliver any such fixtures, equipment or property so removed to Landlord. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction. Upon completion of Tenant's Changes, Tenant shall furnish a complete set of "as built" plans and specifications to both the Building manager at the Building and to Landlord.

        13.03 Tenant shall defend, indemnify and save Landlord harmless from and against (a) all mechanic's and other liens filed, and (b) all violations issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction, in connection with or arising from, or otherwise connected with, any Changes (including Tenant's Work) or any other work claimed to have been done for, or materials furnished to, Tenant or any person or entity claiming by, through or under Tenant, whether or not done or furnished pursuant to this Article, including, without limitation, the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises, and against all costs, expenses and liabilities incurred or paid in connection with any such lien, violation, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall satisfy, cancel or discharge all such liens and violations, and remove same from the record (or may bond such liens) within fifteen (15) days after Landlord makes written demand therefor, provided, however, that the granting of such fifteen (15) days shall not effect Tenant's other obligations and liabilities under this Lease, including the indemnification obligation set forth in this Section.

        13.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 13 or any other provision of this Lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 13 or any other provision of this Lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. The parties agree that in such instance, Landlord will suffer irreparable harm for which money damages will be an insufficient remedy. For that reason, in the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights otherwise available to it under this Lease and pursuant to law and equity, shall have the right to a court order granting an injunction against Tenant's manner of exercise of its rights as aforesaid, application for such injunction to be made without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses incurred in connection with use of the freight elevators servicing the Demised Premises.

        13.05 All Tenant's Changes, when installed or attached to the Demised Premises, shall become the property of Landlord and shall be surrendered with the Demised Premises and as part thereof, upon the expiration or earlier termination of this Lease, without compensation to Tenant. However, if Landlord shall so elect, which election shall be specified in writing to Tenant at the time that Landlord approves particular Tenant's Changes, Tenant, at its sole cost and expense, shall remove such Tenant's Changes prior to the expiration or earlier termination of this Lease and repair all damage caused by such removal and restore the Demised Premises to its original condition before such Tenant's Changes were made, ordinary wear and tear excepted and damage by casualty which tenant is not required to restore hereunder ("TENANT CHANGES SUBJECT TO RESTORAL"). For the purposes of the preceding sentence, the term "original condition" shall mean the condition of the Demised Premises as of the Commencement Date of the Early Entry Agreement. Relative to those Tenant Changes Subject To Restoral, Landlord reserves the right at the expiration or earlier termination of this Lease to designate certain Tenant Changes Subject To Restoral to be left in place and thereby relieve Tenant of the responsibility of removing and restoring only those specific Tenant Changes Subject To Restoral so designated by Landlord to be left. Tenant shall not be required to restore any alterations which are part of the Tenant Improvements. Nothing herein contained shall be construed in any way to restrict Tenant's own movable trade fixtures or equipment installed by Tenant, which fixtures and equipment shall remain the property of Tenant and may be removed by Tenant at the termination of this Lease subject, however, to, and in accordance with, the provisions of Article 24 hereof. The provisions of this Section are subject to the terms and conditions of any fee mortgage to which this Lease may be subordinate, including Tenant's obtaining consent of mortgagee, if required. If mortgagee consent is required, Landlord shall promptly furnish Tenant with the name and address of mortgagee.

                                   ARTICLE 14
                                TENANT'S PROPERTY

        14.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

        14.02 All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, racking, laboratory equipment whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "TENANT'S PROPERTY") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

        14.03 At or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property which is not attached to, or built into, the Demised Premises except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

        14.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

        14.05 (a) or purposes of this Lease, "SPECIALTY INSTALLATION(S)" shall mean installations consisting of vaults, internal staircases and slab penetration, dumbwaiters, vertical (between floors (if more than one) of the Demised Premises) transportation systems and other installations made by or at the direction of Tenant which penetrate the slabs between the floors (if more than one) of the Demised Premises, which Landlord shall identify as such at the time that Landlord grants its consent to any proposed Tenant's Work. Upon the Expiration Date or sooner termination of this Lease, Tenant shall, at its sole cost and expense, remove all Specialty Installation(s) from the Demised Premises and restore all slab and wall penetrations to the condition that existed prior to such penetrations (such removal and repair work being hereinafter referred to as the "RESTORATION WORK") except that prior to commencing such Restoration Work, Tenant shall notify Landlord thereof and, if Landlord shall advise Tenant, within five (5) days of receipt of such notice, that it wishes any Specialty Installations to remain, Tenant shall not perform Restoration Work with respect to that particular Specialty Installation(s).

                (b) Tenant's obligation and liability with respect to the removal of Specialty Installation(s) and the performance of the Restoration Work shall survive the Expiration Date (as same may be extended) or sooner expiration or termination of this Lease.

                                   ARTICLE 15
                             REPAIRS AND MAINTENANCE

        15.01 Tenant shall maintain the Demised Premises (including Tenant's equipment, personal property and trade fixtures located in the Demised Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excepted, except for damage by casualty which Tenant is not required to restore hereunder. Tenant shall, at Tenant's sole cost and expense, make all interior non-structural repairs to the Demised Premises as and when needed to preserve the Demised Premises in good condition and working order, damage from casualty excepted. Landlord shall be responsible for operating, maintaining, and repairing the Building including, but not limited to, maintenance, repairs and replacements including all structural and non-structural repairs; maintenance, repair and replacement of all Building systems including, but not limited to, electrical and plumbing; all roof repairs and replacement (including snow removal from the roof, if required, and any roof drainage systems); maintenance, repairs and replacement of the parking areas, driveways and sidewalks;

maintenance of the Land and grounds; and ice and snow removal. Tenant shall pay as Additional Rent under the terms set forth in Article 5 of this Lease Tenant's Proportionate Share of all costs incurred by Landlord for the maintenance and repairs set forth in the preceding sentence. Except if required by the negligence or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of interior doors and wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein. All repairs, except for emergency repairs, made by Tenant as provided herein shall be performed by contractors or subcontractors approved in writing by Landlord prior to commencement of such repairs, which approval shall not be unreasonably withheld or delayed. To the best of Landlord's knowledge, the HVAC, electrical and plumbing systems and components serving the Demised Premises shall be in good working order as of the Commencement Date.

        15.02 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or changes which, with respect to Landlord, Landlord is required or permitted by this Lease, or required by law to make, in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence in making any repairs and shall perform such repair work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises.

        15.03 Throughout the performance of any repairs and maintenance, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits with a waiver of subrogation in favor of Landlord and all other additional insureds as requested by Landlord and otherwise as set forth in Section 11.02(b) and commercial general liability insurance for any occurrence in or about the Building with limits and otherwise as set forth in Section 11.02(a) hereof Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of repairs and maintenance and, on request, at reasonable intervals thereafter during the continuance of repairs and maintenance. Tenant shall require all contractors performing work in the Building or on the Land to provide a certificate of insurance naming Landlord as an additional insured.

        15.04 Tenant shall defend, indemnify and save Landlord harmless from and against (a) all mechanic's and other liens filed, and (b) all violations issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction, in connection with or arising from, or otherwise connected with, any repairs or maintenance or any other work claimed to have been done for, or materials furnished to, Tenant or any person or entity claiming by, through or under Tenant, whether or not done or furnished pursuant to this Article.

                                   ARTICLE 16
                                   ELECTRICITY

        16.01 (a) Electrical service shall be provided by Landlord to the Demised Premises. Upon receipt of the monthly invoice for electricity charges from Landlord, Tenant shall pay, as Additional Rent, the full cost of all the rents or charges for electric use by Tenant in the Demised Premises which are or may be charged to the Landlord by the suppliers thereof to the Building during the term hereof.,

                (b) Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the cost and expense of Tenant, if in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed except that notwithstanding anything to the contrary herein, the wiring for power may be put in armored "BX" cable in accordance with all laws and requirements of public authorities in effect at time of installation. All branch circuit and feeder wiring shall be tagged at each box or panel. Tags must indicate circuit numbers and a complete panel directory must be listed in each panel.

                (c) Landlord shall have the right to install separate submeter(s) to measure Tenant's electricity usage, and Tenant shall pay for the cost of such electricity used on the Demised Premises as Additional Rent based on the usage recorded on such submeter(s), together with the cost of installing any risers, submeters, or other facilities that may be necessary to measure such electricity to the Demised Premises. "ELECTRICITY USAGE" shall mean Tenant's actual usage of electricity in the Demised Premises as measured by the aforesaid submeter(s) for each calendar month or such other period as Landlord shall determine during the term of this Lease and shall include the quantity and peak demand (kilowatt hours and kilowatts) and all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, and other adjustments made from time to time by the public utility company supplying electric current to the Building or any governmental authority having jurisdiction, subject to increase by the same percentage as Landlord's cost from its supplier increases from time to time. Landlord shall bill

Tenant's usage at the service classification of the Building (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, and other sums payable in respect thereof). Further, Landlord shall also have the right, at Landlord's option, to have installed by the public electric utility supplier a direct meter to the Demised Premises which shall measure usage to the Demised Premises, in which case Tenant shall pay for its electric usage directly to the supplier thereof. Tenant shall pay for the cost of installing any risers, meters, or other facilities that may be necessary to measure such electricity usage directly from the supplier to the Demised Premises.

        16.02 Landlord shall not in anyway be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

        16.03 In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

        16.04 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this Lease.

        16.05 Electric power to the demised premises is 40 watts per square foot, approximately 2500 amps.

                                   ARTICLE 17
                     HEAT, VENTILATING AND AIR-CONDITIONING

        17.01 (a) Landlord shall maintain and operate the heating system (hereafter referred to as the "HEATING system") and, subject to energy conservation requirements of governmental authorities, shall furnish heat in the Demised Premises consistent with the standards provided in comparable buildings in the same municipality as the Building (hereinafter referred to as the "HEAT SERVICE"). Heat service shall be provided from 8:00 AM to 6:00 PM on Monday through Friday ("BUSINESS HOURS") except for days (hereinafter referred to as "holidays") observed by the Federal or New Jersey State government as legal holidays or the building service employees' union holidays. The cost of fuel for the heating system and any maintenance and repairs to the heating system shall be included in and paid by Tenant with Tenant's Proportionate Share of Operating Expenses.

                (b) Air-conditioning shall be provided during Business Hours to Tenant by the air-conditioning system(s) (hereinafter referred to as the "A/C SYSTEMS") servicing the Demised Premises. Landlord shall maintain, service, repair and replace (as required) the AIC Systems. Tenant agrees to notify Landlord of any required maintenance, service, repair or replacement of the A/C Systems promptly following Tenant's determination of the requirement therefor. The cost of fuel for the A/C Systems and any maintenance and repairs to the A/C Systems shall be included in and paid by Tenant with Tenant's Proportionate Share of Operating Expenses.

                (c) If Tenant shall require heat or air conditioning service at any times other than during Business Hours (hereinafter referred to as "AFTER HOURS"), Landlord shall furnish such after hours service upon reasonable advance notice from Tenant, and Tenant shall pay on demand to Landlord for such after hour service at the rate of $75.00 per hour with a minimum of one hour of service and thereafter in one hour increments. In the event the after hours service is shared by other tenants, the cost thereof shall be prorated among all such tenants.

        17.02 Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) of the heating system and A/C Systems, rearrangement of partitioning or opening of windows in the Demised Premises while the heating system and A/C Systems are in operation which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised Premises, may require changes in the heating system and A/C Systems. Such changes, so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 13.

                                   ARTICLE 18
                            LANDLORD'S OTHER SERVICES

        18.01 In those buildings where elevator service is available at the time this Lease is executed, Landlord, at its expense, shall provide public elevator service to the floor(s) on which the Demised Premises are situated during Business Hours, and shall have at least one passenger elevator subject to call at all other times.

        18.02 Tenant, at its expense, shall be responsible for cleaning of the Demised Premises and trash removal from the Demised Premises.

        18.03 Landlord shall furnish hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. The cost of water and sewer charges shall be included in and paid by Tenant with Tenant's Proportionate Share of Operating Expenses. If Tenant uses water for any other purpose Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of hot and/or cold water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold and hot water shown on such meters, at Landlord's cost thereof, within ten (10) days of the rendition of Landlord's bills.

        18.04 Landlord shall furnish gas to the Demised Premises. The cost of gas charges shall be included in and paid by Tenant with Tenant's Proportionate Share of Operating Expenses. If Tenant uses gas for any other purpose Landlord, at Tenant's expense, may install meters to measure Tenant's consumption of gas for such other purposes. Tenant shall pay for the quantities of gas shown on such meters, at Landlord's cost thereof, within ten (10) days of the rendition of Landlord's bills.

        18.05 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Landlord shall take reasonable steps to minimize any inconvenience to Tenant in connection with such stoppage. In the event that any such stoppage shall continue for a period in excess of five (5) business days and such stoppage is under Landlord's control to restore, Tenant shall receive an abatement of Rent in proportion to the area of the Demised Premises so affected, from the date of such stoppage until all services have been restored.

                                   ARTICLE 19
                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

        19.01 All except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

        19.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises, provided that same shall not unreasonably interfere with Tenant's use of the Demised Premises.

        19.03 Landlord and/or Landlord's employees, agents and contractors may, upon reasonable advance oral or written notice (except in emergency where no notice shall be required) at reasonable times and, except for emergencies and under the provisions of Section 19.04, below, when accompanied by a representative of Tenant, have access to, enter and/or pass through the Demised Premises or any part thereof, (i) to examine the Demised Premises and/or to show the Demised Premises to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or Iessees of the Demised Premises (or any part thereof) or of the Building (or any part thereof),
(ii) for the purpose of making such repairs, replacements, improvements or other changes in or to the Demised Premises or other parts of the Building (including the facilities or fixtures of the Demised Premises or other parts of the Building), as may be provided for by this Lease, as may be mutually agreed upon by the parties, as Landlord may be required or permitted to make under this Lease or by law and/or requirement of public authorities or in order to repair and maintain the Demised Premises or other parts of the Building, or as Landlord may deem necessary or reasonably desirable, it being understood that non-emergency repairs will be done by the manufacturing practices and protocol approved by the Food and Drug Administration ("FDA") provided that Tenant shall be responsible to sufficiently instruct Landlord, its agents or contractors in such practices and protocols and that Tenant shall be fully responsible for any additional costs incurred in complying with such procedures and protocols; emergency repairs are specifically excluded from Landlord's obligation in connection with adherence to FDA procedures and protocols. In an emergency situation, Landlord will make reasonable efforts to contact Tenant's emergency contact person whose name and methods of contacting shall be provided by Tenant to Landlord in writing; (iii) to determine whether Tenant is complying with all of its obligations under this Lease, and/or (iv) to post written notices of non-responsibility or similar notices. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be reasonably required for such repairs, changes, repainting or maintenance to the Demised Premises only, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises and shall not store materials overnight in the Demised Premises except for during restoral or repair conditions in which removal of the materials in order to continue the work the next day would be unreasonable. Landlord and/or Landlord's employees, agents and contractors, as well as emergency personnel (such as, but not limited to, firemen, policemen and utility workers) shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. In such circumstances of emergency, if Tenant is not present in the Demised Premises to open or permit Landlord and/or Landlord's employees, agents and contractors and/or such emergency personnel, access or entry to or through the Demised Premises, then Landlord and/or Landlord's employees, agents and contractors and/or such emergency personnel, as the case may be, may enter the Demised Premises whenever such access or entry is permitted, required or otherwise provided for under this Lease, by master key (if readily available) or forcibly, and such entry and access shall not constitute an actual or constructive eviction, impose any liability upon Landlord or Landlord's employees, agents and contractors, or affect any of Tenant's obligations under this Lease.

        19.04 During the period of nine (9) months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants.

        19.05 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, and without it constituting an actual or constructive eviction, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the size, composition, number, arrangement or location of the public entrances, doors, doorways, halls, passages, elevators, escalators and stairways and other public portions thereof, as it may deem necessary or desirable, provided that (a) the services required to be provided to Tenant pursuant to the provisions of this Lease shall not be adversely affected, and (b) the size of the Demised Premises shall not be reduced and (c) Tenant shall, at all times, have ingress and egress to and from the Building and the Demised Premises.

        19.06 Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

        19.07 For the purposes of Article 19, the term "LANDLORD" shall include lessors of leases and the holders of mortgages to which this Lease is subject and subordinate as provided in Article 7.

        19.08 Any reservation in this Lease of a right by Landlord to enter upon the Demised Premises and to make or perform any repairs, alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render

Landlord liable (to Tenant or any third party) for the failure to do so, or
(iii) relieve Tenant from any obligations to indemnify Landlord as otherwise provided elsewhere in this Lease

        19.09 Landlord agrees that, subject to the provisions of Section 21.03, access to the Demised Premises and the Building will be available to Tenant 24 hours per day, 7 days per week, subject to Landlord's reasonable security measures for the Building.

                                   ARTICLE 20
                               NOTICE OF ACCIDENTS

        20.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 21
                        NON-LIABILITY AND INDEMNIFICATION

        21.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

        21.02 Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (x) arising from (A) the conduct or management of the Demised Premises or of any business therein, or (B) any work done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (y) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors except to the extent that such claims are due to the gross negligence or willful misconduct of Landlord, its agents or employees, and (ii) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant's insurance are acceptable.

        21.03 Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control (hereinafter referred to as "UNAVOIDABLE DELAYS").

                                   ARTICLE 22
                              DESTRUCTION OR DAMAGE

        22.01 If the Building or the Demised Premises shall be damaged or destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored in accordance with the provisions of
Section 22.03. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable or inaccessible on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, except for Tenant's Work, Tenant's Changes and Tenant's Property (which shall be Tenant's responsibility to repair, restore or rebuild); provided, however, that should Tenant reoccupy a portion of the Demised Premises for the conduct of its business during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

        22.02 (a) If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure (hereinafter referred to as a "SUBSTANTIAL CASUALTY EXPENDITURE") of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within the earlier of (x) four (4) months after the date of the casualty, or (y) fifteen

(15) days following Landlord's receipt of insurance proceeds resulting from such casualty. In case of any damage or destruction mentioned in this Article Tenant may terminate this Lease on the sixtieth (60th) day following notice (hereinafter referred to as the "CASUALTY TERMINATION NOTICE") to Landlord, if
(i) Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction; provided, however, the Casualty Cancellation Notice shall be sent no later than thirty (30) days following the expiration of such twelve (12) month period; or (ii) a "RESTORATION STATEMENT" (as hereinafter defined) shall indicate that more than twelve (12) months shall be required to repair or restore the damage or destruction affecting the Demised Premises after the occurrence thereof; provided, however, the Casualty Cancellation Notice shall be sent no later than thirty (30) days following receipt of the Restoration Statement; or (iii) the damage or destruction shall require Landlord to make a Substantial Casualty Expenditure; shall occur within the last twenty-four (24) months of the term hereof; provided, however, the Casualty Cancellation Notice shall be sent not later than thirty (30) days following the date of Landlord's Notice to Tenant that a Substantial Casualty Expenditure shall be required to be made by Landlord.

                (b)     In the event of any damage or destruction described in
Section 22.02(a) hereof, Landlord shall, within thirty (30) days following Tenant's written request for a Restoration Statement, which request shall be made by Tenant, if at all, within thirty (30) days following the date of the casualty, deliver to Tenant a statement (hereinafter referred to as the "RESTORATION STATEMENT") prepared by a licensed architect or engineer selected by Landlord setting forth such contractor's estimate as to the time required to repair such damage or destruction, to the extent of Landlord's obligations therefor as provided in Section 22.01 hereof.

        22.03 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Work or Tenant's Changes.

        22.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

        22.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

        22.06 Landlord will not carry insurance of any kind on Tenant's Property, Tenant's Changes or Tenant's Work, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

        22.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 23
                                 EMINENT DOMAIN

        23.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "DATE OF THE TAKING"), and the rents shall be prorated and adjusted as of such date.

        23.02 (a) If only a part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking of the Demised Premises if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this Lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent payable pursuant to Article 5 shall be appropriately adjusted according to the rentable area remaining.

                (b) Notwithstanding the foregoing, if twenty-five (25%) percent or more of the Building is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days of such taking, provided that Landlord shall also terminate the leases of all other tenants in the Building.

        23.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

        23.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

        23.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

        23.06 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 23.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

        23.07 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 24
                               SURRENDER; HOLDOVER

        24.01 On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear together with all Tenant's Changes which may have been made in, on, or to the Demised Premises except for furniture, trade fixtures or equipment put in at the sole expense of Tenant; provided, however, Tenant shall ascertain from Landlord at least sixty (60) days prior to the expiration or earlier termination of this Lease, whether Landlord desires to have the Demised Premises or any part thereof restored to the original condition in which it was delivered as of the Commencement Date of this Lease, reasonable wear and tear excepted. Tenant, prior to the end of the Term, at its sole cost and expense, shall so restore the Demised Premises, remove therefrom all of its property, including, but not limited to, its furniture, fixtures and equipment, together with Tenant's Changes as may be requested by Landlord and fix and repair any and all damage or defacement to the Building and/or Land caused by the installation and/or removal of Tenant's Changes, furniture, equipment or trade fixtures or any other property. Any or all of Tenant's personal property or Tenant's Changes not so removed, at Landlord's option, shall become the exclusive property of Landlord or be disposed of by Landlord, at

Tenant's cost and expense, without further notice or demand. If the Demised Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against any damages, loss or liability, resulting therefrom. Tenant's obligation under this Article shall survive the expiration or earlier termination of the Term.

        24.02 (a) In the event this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as fixed rent, an amount equal to one and one half (1 and "/z) times one-twelfth of the fixed rent and additional rent payable by Tenant during the last year of the term of this Lease (i.e., the year immediately prior to the holdover period). Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Demised Premises as a holdover, the fixed rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising after such holdover continues for more than thirty (30) days.

                (b) Notwithstanding anything to the contrary contained in this Lease, the acceptance of any rent paid by Tenant pursuant to subsection 24.02(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

                (c) All damages to Landlord by reason of holding over by Tenant may be of the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 25
                            CONDITIONS OF LIMITATION

        25.01 To the extent permitted by applicable law this Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of all or substantially all of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues unstayed for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

        25.02 This lease and the term and estate hereby granted are subject to the further limitation that:

                (a) if there is a failure to pay when due any fixed rent, additional rent or other payment payable by Tenant pursuant to any provision of this Lease, and the payment in question is not paid in full on the due date, then any such failure shall be deemed to be a default without the requirement of any notice from Landlord pursuant to this subsection (a) subject to the terms of the grace period for late payment of fixed rent or additional rent as granted in
Section 30.02; or

                (b) if there is a failure to observe, perform or comply with any term, covenant or condition contained in Article 6, Section 13.03 or Article 33 of this Lease on Tenant's part to observe, perform or comply with, whether by action or inaction, and such default continues and is not cured in full by Tenant within ten (10) days after Tenant is given a notice specifying such default; or

                (c) if there is a failure to observe, perform or comply with any term, covenant or condition contained in Article 19 of this Lease on Tenant's part to observe, perform or comply with, whether by action or inaction, and such default continues and is not cured in full by Tenant within ten (10) days after Tenant is given a notice specifying such default; or

                (d) if (i) Tenant fails to provide or keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, or (ii) an Insurance Cancellation Notice is given to Landlord or, and Landlord has not received either duplicate originals of the policies of insurance required by this Lease or binding certificates evidencing such insurance, all in the form and substance required by this Lease, together with evidence of payment for such policies, within five (5) days after notice is given to Tenant of such failure or of the giving of the Insurance Cancellation Notice, as the case may be;

                (e) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 9; or

                (f) if Tenant shall vacate or abandon the Demised Premises (unless as a result of a casualty) and Tenant shall fail to provide reasonable security measures to prevent unauthorized entry into the Demised Premises; or

                (g) if there is a failure to observe, perform or comply with any term, covenant or condition contained in this Lease on Tenant's part to observe, perform or comply with (other than those terms, covenants and conditions contained in the provisions of this Lease set forth in subsections
(a), (b), (c) and (d) above, and other than those events described in subsections (e) and (f)), whether by action or inaction, and such default continues and is not cured in full by Tenant within fifteen (15) days after Tenant is given a notice specifying such default, or (ii) in the case of a default which cannot with due diligence and using best efforts be cured within a period of fifteen (15) days, where the continuance of such default for more than fifteen (15) days will not (A) subject Landlord to the risk of civil or criminal liability or default under, or termination of, any superior lease or default under, or foreclosure of, any superior mortgage, (B) subject the Building or the Land, or any parts thereof, to being condemned or vacated, or (C) subject the Building or the Land, or any parts thereof, to any lien or encumbrance or subject the certificate of occupancy for the Building to suspension or revocation or threatened suspension or revocation, if Tenant shall not, (x) within fifteen (15) days after Tenant is given a notice specifying such default, give Landlord notice of Tenant's intention to duly institute all steps necessary to cure such default (which notice shall include a reasonably detailed description of such steps), (y) duly institute within said fifteen (15) day period, and thereafter diligently prosecute to completion, using Tenant's best efforts, all steps necessary to cure such default, or (z) complete such cure within such time after the date of the giving of such notice to Tenant as should have been necessary to complete such cure had Tenant so duly instituted such steps and thereafter diligently prosecuted to completion such cure using its best efforts; or

                (h) if there is a default under any term, covenant or condition on Tenant's part to observe, perform or comply with under any other lease or occupancy agreement in the Building to which Tenant is a party (either directly or by assignment), and such default is not cured in full after the giving of any required notice and after the expiration of any applicable cure period, then in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d), (e), (f), (g), (h), and (i), Landlord may give to Tenant a notice of intention to end the term of this Lease, and on the fifth (5th) day after the date on which Landlord gives such notice to Tenant, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if such fifth (5th) day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 27.

                                   ARTICLE 26
                              RE-ENTRY BY LANDLORD

        26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for three (3) business days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

        26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

        26.03 If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to apply all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, as credit against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law; any moneys in excess of the fixed rent, additional rent or damages due from Tenant shall be refunded to Tenant within ninety (90) days after the termination of the Lease.

                                   ARTICLE 27
                                     DAMAGES

        27.01 If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, discounted to present value at the rate of six (6%) percent per annum, of:

                        (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                        (ii) the aggregate rental value of the Demised Premises for the same period; or

                (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

        27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

                               ARTICLE 28 WAIVER

        28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

        28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

        28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. In the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant covenants and agrees that it will not interpose any counterclaim of any nature or description in any such proceeding except a mandatory counterclaim or defense that would be lost if not so interposed.

        28.04 The provisions of Articles 17 and 18 shall be considered expressed agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

        28.05 If, at any time during the term of this Lease, any requirement of public authority shall have the effect of limiting, for any period of time, the amount of the rents payable by Tenant, or receivable by Landlord, under this Lease, and the maximum rents so permitted to be paid by Tenant, or received by Landlord, hereunder shall be less than the rents herein reserved, then:

                (a) throughout the period of limitation, Tenant shall remain liable for the maximum amount of rents that is lawfully payable; and

                (b) if and when the period of limitation ends, the requirement of public authority imposing such limitation is repealed, or such limitation is restrained or rendered unenforceable by any order or ruling of a court of appropriate jurisdiction:

                        (i) to the extent that the same is not prohibited by any requirement of public authority, Tenant shall pay to Landlord, on demand, all amounts that would have been due from Tenant to Landlord during the period of limitation, but that were not paid because of the requirements of public authorities; and

                        (ii) thereafter, Tenant shall pay to Landlord all of the rents reserved under this Lease, all of which shall be calculated as if there had been no intervening period of limitation.

                                   ARTICLE 29
                        NO OTHER WAIVERS OR MODIFICATIONS


        29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

        29.02 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                (a) no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                (b) the receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach;

                (c) no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                      ARTICLE 30 CURING TENANT'S DEFAULTS,
                                ADDITIONAL RENT

        30.01 If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this Lease for cure of such default, whichever occurs later;

        30.02 Tenant hereby acknowledges that late payment by Tenant to Landlord of any fixed rent and/or additional rent hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage covering the Demised Premises and/or other costs and charges. Accordingly, if any installment of fixed rent and/or additional rent due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirements for notice to Tenant, Tenant shall pay to Landlord, in addition to such late payment, a one-time late charge equal to five (5%) percent of such late payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs which Landlord will incur by reason of any late payment by Tenant. Acceptance of such late charge by Landlord shall in no event (x) eliminate or diminish in any respect Tenant's obligation to pay interest to Landlord on any such late payment pursuant to Section 30.04 hereof; (y) constitute a waiver of Tenant's default with respect to such late payment, nor (z) prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding anything to the contrary hereinabove contained, in no event whatsoever shall the interest and/or late charges provided in this Section 30.02 or in Section 30.04 hereof, singularly or cumulatively, exceed the lawful maximum interest rate then applicable to Tenant. The forgoing to the contrary notwithstanding, Landlord agrees that Tenant shall be granted a five (5) day grace period for the payment of any installment of fixed rent and/or additional rent due from Tenant before the aforementioned interest and late charges apply (this is not an extension of the due date of Rent and Additional Rent) which grace period shall be granted up to, but no more than, two (2) times in each calendar year on a non-cumulative basis.

        30.03 In the event Landlord receives a check from Tenant for the payment of any item of fixed rent, additional rent and/or any other charge(s) due under this Lease and such check is uncollectable by Landlord due to insufficient funds or for any other reason, then Tenant shall pay to Landlord a service charge in the amount of $100.00 for Landlord's expense in processing such uncollectable check, as additional rent under this Lease. The provisions of this Section shall in no event be deemed to limit Landlord's other rights or remedies Landlord may have under the lease and Landlord's right to collect such charge shall be in addition to all other rights of Landlord provided under this Lease.

        30.04 If any installment of fixed rent and/or additional rent due from Tenant shall not be received by Landlord on the date such amount shall be due, then, subject to the terms of the grace period for late payment of fixed rent or additional rent as granted in Section 30.02, without any requirements for notice to Tenant, interest shall become due and owing to Landlord on such payment from the date when it was due computed at the rate which is the greater of:

                (a)     twelve (12%) percent per annum; and

                (b) two hundred (200) basis points over the then prime rate of J.P. Morgan Chase, N.A. but in no event shall such interest rate be in excess of the maximum legal rate of interest chargeable to Tenant in the State of New Jersey.

        30.05 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 31
                                     BROKER

        31.01 Landlord and Tenant covenant, warrant and represent that they have not dealt with any broker or finder except Cushman & Wakefield of New Jersey, Inc., (hereinafter collectively referred to as the "BROKER") concerning the renting of the Demised Premises to Tenant. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of any assertion by any broker or finder other than Cushman & Wakefield of New Jersey, Inc., with respect to the renting of the Demised Premises to Tenant. Landlord agrees to pay any fee or commission owing to the Broker pursuant to separate agreement made by Landlord and Broker.

                                   ARTICLE 32
                                     NOTICES

        32.01 Except for rent bills and emergency repair notices (which may be hand-delivered or sent via facsimile machine and shall be deemed given upon receipt) any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), or sent via nationally recognized overnight courier providing for receipted delivery and shall be deemed to have been given, rendered or made (a) if so mailed, three (3) days after the day so mailed, and
(b) if sent via nationally recognized overnight courier, on the date of receipt or rejection. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

                                   ARTICLE 33
                              ESTOPPEL CERTIFICATE

        33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (ii) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's Statement shall contain such other information as shall be required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 34
                                  ARBITRATION

        34.01 Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of the State of New Jersey chosen by Landlord in its sole discretion for the appointment of a single arbitrator.
34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the State of New Jersey. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease.

        34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within ninety (90) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Superior Court of the State of New Jersey or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

        34.04 All the expenses of the arbitration shall be borne by the parties equally except that each party shall be responsible for the payment of its own legal fees and disbursements and expert witness fees.

                                   ARTICLE 35
                                 MISCELLANEOUS

        35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "LEASE DOCUMENTS". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

        35.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. 35.03 This lease shall be governed in all respects by the laws of the State of New Jersey.

        35.04 Submission of this Lease to Tenant if for examination and shall not bind Landlord in any manner. No lease obligations or otherwise of Landlord shall arise until this Lease is mutually executed and delivered; provided, however, the execution and delivery of this Lease by Tenant to Landlord or Landlord's agent shall constitute an irrevocable offer by Tenant to lease the Demised Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery by Tenant.

        35.05 Landlord and Tenant acknowledge that each party and their attorneys have had an opportunity to review and comment on this Lease and this Lease will not be construed against Landlord merely because Landlord has prepared the same.

        35.06 Tenant and the individual(s) executing this Lease on behalf of Tenant each represent to Landlord that such individual(s) is authorized to do so by the requisite action of the board of directors, the partners or the members of Tenant, as the case may be, and agree, upon Landlord's request, to deliver to Landlord a resolution or other similar document to that effect.

        35.07 Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Demised Premises. Promptly following Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and the respective costs for which Landlord and/or Tenant has paid. Landlord shall be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

        35.08 Landlord and Tenant are not and shall not be deemed to be, for any purpose, , partners or joint venturers with each other.

        35.09 Wherever in this Lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

        35.10 It is agreed and understood that in the event Landlord receives and accepts from Tenant a payment in an amount that is less than full payment of Rent, Additional Rent or other charges due, Landlord's acceptance of such payment shall not be deemed as acceptance of that sum as and for full payment.

                                   ARTICLE 36
                                  PARTIES BOUND

        36.01 The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 9 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

        36.02 Tenant shall look only to Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this Lease, to offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37
                      CERTAIN DEFINITIONS AND CONSTRUCTION

        37.01 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires the definitions set forth in Exhibit D annexed hereto shall be utilized.

        37.02 The various terms which are bolded or underlined and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38
              ADJACENT EXCAVATION AND CONSTRUCTION; SHORING; VAULTS

        38.01 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement or rent.

        38.02 No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility,

Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

                                   ARTICLE 39
                                     PARKING

        39.01 During the term of this Lease, Tenant shall have the non-exclusive right to use sixty-six (66) unassigned, nonexclusive parking spaces in the area of the Land designated by Landlord for parking (hereinafter referred to as the "PARKING AREA"). Such parking spaces may be used only by principals, employees, invitees and agents of Tenant.

        39.02 Tenant's right to use, and its right to permit its principals, employees, invitees and agents to use, the Parking Area pursuant to this Lease are subject to the following conditions: (a) Landlord has made no representations or warranties with respect to the Parking Area except as expressly set forth herein; (b) Landlord reserves the right to reasonably rearrange the designation of any spaces and/or change access thereto and/or alter the methods used to control parking and to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord deems desirable (with Landlord having the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant and/or owner of the vehicle); and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of rent (or any part thereof); (c) Landlord has no obligation to provide a parking lot attendant and Landlord shall have no liability on account of any theft, loss or damage to any vehicle or the contents thereof, or injury (including death) to person(s), Tenant hereby agreeing to bear the risk for same, and indemnify Landlord for claims and/or awards (including reasonable attorney fees and expenses) made against Landlord in connection with the use of the Parking Area by Tenant and/or its principals employees, invitees, agents and/or any other party under any such parties' control; (d) Tenant, its principals, employees, invitees and agents shall park their automobiles and other vehicles only where and as designated from time to time by Landlord at the Parking Area;
(e) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its principals, employees, invitees and agents using the Parking Area.

        39.03 Notwithstanding anything contained herein to the contrary, Landlord may designate and assign, from time to time, parking spaces for Tenant in the Parking Area, at a location determined by Landlord. In addition, Landlord may, at its option, at any time during the term of this Lease, after reasonable prior notice to Tenant, relocate any such assigned or designated parking spaces reserved to Tenant to other parking spaces in the Parking Area, at a location determined by Landlord.

                                   ARTICLE 40
                          LANDLORD'S RELOCATION OPTION

        40.01 Landlord shall have the option (hereinafter referred to as "LANDLORD'S RELOCATION OPTION"), exercisable at any time during the term of this Lease, upon prior written notice to Tenant, to designate "RELOCATED SPACE" (as hereafter defined) as the Demised Premises, subject, however, to the following terms and conditions:

                (a) Landlord shall exercise Landlord's Relocation Option by giving Tenant written notice thereof (hereinafter referred to as the "RELOCATION NOTICE") which notice shall be delivered to Tenant no less than six (6) months prior to the relocation;

                (b) The Relocation Notice shall identify the space which Tenant shall lease from Landlord in substitution of the Demised Premises (hereinafter referred to as the "RELOCATED SPACE"), and shall set forth the rentable square foot area thereof (hereinafter referred to as the

"NEW AREA") determined in the same manner as the Demised Premises. The Relocated Space shall be within the same Building and under no circumstances shall the Relocated Space be in any other building.

        40.02   The relocation shall be effected upon the following conditions:

                (a) Landlord, at its sole cost and expense, shall prepare the Relocated Space so as to contain substantially the same equipment, finishes and installations as the Demised Premises as same exist on the date of the exercise of the Relocation Option, (except where structural and field conditions require a variation from the Demised Premises and except that if certain materials or equipment utilized in the Demised Premises are then unavailable, Landlord may substitute materials of equal quality, subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed). (Such work is hereinafter referred to as the "RELOCATION WORK"). Prior to commencing the Relocation Work, Landlord shall prepare, at its expense, plans and specifications therefor and submit same to Tenant for Tenant's approval, which approval shall not be unreasonably withheld or delayed. In the event that Tenant fails to respond to any items submitted by Landlord where Tenant's approval is required pursuant to this subsection (a) within fifteen (15) days after submission thereof, Tenant's approval as to such items shall be deemed to have been granted; and

                (b) When the Relocation Work has been substantially completed, Landlord shall, at its sole cost and expense, and upon not less than fifteen (15) days prior written notice to Tenant, relocate Tenant into the Relocated Space. The Relocation Work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to the performed, the noncompletion of which does not materially interfere with Tenant's use of the Relocation Space. Landlord shall, promptly, upon notice from Tenant, complete such uncompleted details. This relocation shall be accomplished in such a manner so as to create the least practicable interference with Tenant's business operation. Tenant agrees to cooperate with Landlord in the relocation so as to enable Landlord to complete the relocation in a minimum amount of time and in a manner that will minimize interference with Tenant's business operation and shall sign all applications and documents reasonably required to effectuate such relocation. All costs and expenses of this relocation shall be borne by Landlord.

                (c) Landlord agrees to reimburse Tenant for the loss of manufacturing productivity which will result during the actual physical relocation from the Demised Premises to the Relocated Space. Such reimbursement shall be in the form of credits against Tenant's fixed rents which shall be applied after the relocation is completed.

        40.03 In the event of the exercise of Landlord's Relocation Option and upon the written request of either Landlord or Tenant, the parties hereto shall promptly execute and deliver an amendment of lease confirming (i) the exercise of Landlord's Relocation Option, (ii) the designation of the Relocated Space as the Demised Premises and the effective date thereof, and (iii) the Relocated Space and (iv) the modification of this Lease to reflect the Relocated Space and any other modification necessitated by such relocation, but no delay in, or failure to, execute and deliver such amendment of lease shall affect in any manner such exercise or designation.

                                   ARTICLE 41
                           TENANT'S OPTION TO EXTEND

        41.01 Tenant may extend the Term of this Lease for two (2) periods of sixty (60) months each (the "EXTENSION TERM(S)") beginning the day after the Expiration Date, upon the same terms and conditions of the Lease, except that:

                (a)     the Term is modified to include the Extension Term;

                (b) the Fixed Rent for the Extension Term shall be at 95% of the then Fair Market Rent (determined exclusive of any and all allowances, credits and other tenant concessions offered by Landlord to tenants leasing new or additional space in the Building), as defined below; and

                (c) the Option to Extend shall be deleted and shall not be available to Tenant at the end of the second Extension Term.

        41.02 To exercise this Option to Extend, Tenant must:

                (a) not then be in default of the Lease following notice and expiration of the applicable cure period;

                (b) give Notice to Landlord that Tenant is exercising its Option to Extend at least 270 days before the Expiration Date ("TENANT'S NOTICE"). (c) execute an amendment to the Lease to be provided by Landlord incorporating the terms of the Extension into the Lease and return it to Landlord within 10 days of receipt.

        41.03 The annual Fixed Rent during the Extension Term shall be at Fair Market Rent. The term "Fair Market Rent" shall mean the annual Fixed Rent per square foot of the Premises as of the date the option period commences, but in no event less than the annual Fixed Rent payable by Tenant immediately prior to the Expiration Date. More specifically, Fair Market

Rent is defined as the fixed rent then being charged to lessees under any new leases being made in the Building or in comparable buildings located in the general vicinity of the Building (the "Area") for space as delivered to Tenant at the Commencement of this Lease, not for space as improved by Tenant. In addition, in determining the Fair Market Rent, no consideration shall be given to the following facts: (1) that no vacancy or reletting expenses will be incurred by Landlord (including, without limitation, advertising or promotional expenses); (2) that Landlord shall not perform work at its expense for the Tenant or pay Tenant any special work allowance; (3) that Landlord shall not grant any rent concession to Tenant; and (4) that Tenant will not incur the cost and expense of (a) having to locate other premises in which to move, (b) designing and constructing improvements to same, (c) relocating to said new premises, and (d) having its operations disrupted during the relocation.

        41.04 If the parties cannot agree upon the Fair Market Rent within 30 days of Tenant's Notice, the Fair Market Rent shall be determined by two (2) appraisers, one selected by Landlord and one selected by Tenant, whose costs and expenses shall be borne by the party selecting the appraiser. Within fifteen
(15) days following said 30 day period described herein, Landlord and Tenant shall each notify the other of its selection of an appraiser with M.A.I. certification. Said appraisers shall work together to ascertain said Fair Market Rent and shall each issue an opinion setting their determination. If the retained appraisers cannot agree on the Fair Market Rent within seventy-five
(75) days of Tenant's Notice, they shall select within ninety (90) days of Tenant's Notice, a third appraiser with M.A.I. certification, whose costs and expenses shall be borne equally by the parties, and whose decision as to Fair Market Rent, which must be made within one hundred twenty (120) days of Tenant's Notice, shall be final.

In the absence of an agreement by and between the appraisers as to the selection of a third appraiser, then the third appraiser shall be appointed, within ninety
(90) days of Tenant's Notice, in a court proceeding by the Assignment Judge of the Superior Court of New Jersey sitting in Bergen County, New Jersey, the costs and expenses of which shall be borne equally by the parties. The third appraiser appointed by the Assignment Judge as outlined herein shall render his decision regarding Fair Market Rent within thirty (30) days of his appointment and the third appraiser's decision shall be final and binding. All appraisers shall be independent, third-party appraisers having at least seven (7) years' experience in appraisals of comparable buildings in the Area and shall not have been or thereafter be employed or retained by Landlord or any affiliate of Landlord or Tenant or any affiliate of Tenant in connection with the Lease or any other matter for a period of three (3) years and shall issue a written opinion setting forth such appraiser's determination of the Fair Market Rent. In determining Fair Market Rent, it is expressly understood that all appraisers shall be instructed to follow and shall be bound by the directions outlined above in making their appraisals. Within ten (10) days after the first two appraisers or the third appraiser, as the case may be, shall have delivered their or his opinion as to the Fair Market Rent, Landlord and Tenant shall execute an amendment to the Lease incorporating the terms of the Fair Market Rent into the Lease for the Extension Term.

        41.05 The option herein granted to extend the Term shall be exercised by Tenant by the delivery of written notice thereof to Landlord, not less than twelve (12) months prior to the expiration of the Lease. In the event that the Tenant shall fail to deliver said notice within such time, it shall be conclusively deemed to mean that the Tenant has elected not to exercise said option, whereupon all options shall cease and terminate and be of no further force and effect.

        41.06 Nothing contained herein shall be construed to permit or grant any option(s) or extension(s) of the Term beyond the option period(s) set forth herein.

        41.07 This option is personal to Vyteris, Inc., or its permitted transfers and shall be void upon any transfer of this Lease. 41.08 Failure of Tenant to observe or comply with the terms of this Option to Extend shall render the option null and void. Landlord shall not be required to extend the Term of this Lease if Tenant's financial condition at the time Tenant exercises its option to extend is more than 10% below its Working Capital and Equity as reflected in Tenant's audited financial statement as of December 2004.

                                   ARTICLE 42
                      TENANT'S RIGHT OF FIRST CONSIDERATION

        42.01 Tenant shall have right of first consideration which is applicable to any space contiguous to demised premises subject to previous rights which may have been granted. Under this right of first consideration, in the event that such space becomes available or at such time as it becomes known to Landlord that the space will imminently become available, Landlord agrees to offer Tenant the opportunity to lease the entire space on terms which Landlord intends to offer to the Public prior to its being offered to the general public. This Right of Tenant shall be exercised by Notice in writing by Tenant to Landlord within ten (10) days of Landlord's offer agreeing to the said terms for the entire space, failing which this Right is automatically extinguished for the space identified in Landlord's offer. This Right is personal to the Tenant named herein and shall be void upon any transfer as per Article 9 of this Lease. In the event that Tenant shall fail to exercise its option as contained in this
Article 42 and Landlord
does not lease such Demised Premises to a third party within six (6) months following the date of Landlord's notice, Landlord may re-offer the space to tenant in accordance with this Article 42.

                                   ARTICLE 43
                                    SIGNAGE

        43.01 Tenant shall be permitted to install appropriate signage on the walls of entrances doors to all space under lease in addition to the Building directory located along Pollitt Drive. All such signage shall be at Tenant's sole cost and expense, including all costs of installation, maintenance, repair restoration and removal. All signage must have the advance written approval of Landlord.

                                   ARTICLE 44
                                   ROOF RIGHTS

        44.01 Tenant shall have its Proportionate Share of roof space for the installation of microwave, satellite, antenna or supplemental HVAC mechanical equipment. All installations on the roof must have the prior written approval of Landlord.

                                   ARTICLE 45
                            TENANT'S MOVE-IN PERIOD

        45.01 Tenant will be allowed to move in during or after normal working hours or on the weekends without any additional overtime costs by Landlord.

                                   ARTICLE 46
                                EARLY OCCUPANCY

        46.01 Tenant shall have the right to occupy the premises prior to the Commencement Date under a separate Early Occupancy Agreement as set forth as Exhibit F, attached hereto.

                                   ARTICLE 47
                                LANDLORD'S AGENT

        47.01 By the MANAGEMENT AGREEMENT dated October 23, 2001, between Landlord and Westminster Management, L.L.C., ("AGENT").,Agent is engaged by Landlord as agent for and on behalf of Landlord to manage and operate the Premises and is duly authorized to execute this Lease as Agent for Landlord with the same force and effect as if executed by Landlord itself.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

TENANT:                            LANDLORD:
Vyteris, Inc.                      CK Bergen Holdings, L.L.C.
                                   By: Westminster Management, L.L.C., its Agent



By:___________________________     By:____________________________________

Name:_________________________     Name:  Kevin B. Swill

Title:________________________     Title:  Assistant Secretary

A-1 EXHIBIT A DESCRIPTION ALL that certain plot, piece or parcel of land with the buildings and improvements thereon erected, situate, lying and being in the Borough of Fair Lawn, County of Bergen, and State of New Jersey being described as follows:

BEGINNING at a point in the northerly line of Pollitt Drive, said point being the following two courses and distances from the northwest corner of the Oxford University Press:

a.      north 8 degrees 45 minutes 55 seconds west, 50.00 feet; and thence

b. north 81 degrees 14 minutes 05 seconds east, 268.44 feet to the true point or place of beginning and from this point or place of beginning;

THENCE (1) north 6 degrees 16 minutes 25 seconds west, 789.67 feet to a point in the southerly line of land of the Fisher Scientific Co.;

THENCE (2) north 87 degrees 50 minutes 30 seconds east, 403.51 feet along the same to a point;

THENCE (3) south 6 degrees 16 minutes 25 seconds east, 743.20 feet to a point in the northerly line of Pollitt Drive;

THENCE (4) south 81 degrees 14 minutes 05 seconds west, 402.85 feet along the same to the point or place of BEGINNING.

                                    EXHIBIT B

                                   FLOOR PLAN

                          ----------------------------

                       (FOLLOWS IMMEDIATELY ON NEXT PAGE)

                                    EXHIBIT C

                              RULES AND REGULATIONS

        1. The rights of tenants in the entrances, corridors and elevators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

        2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

        3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

        4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the prior written approval of Landlord as to the size, color and style of such display, which approval shall be at Landlord's sole discretion.. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by Landlord at its expense; any other listings shall be in the discretion of Landlord. No tenant shall have any right to use any exterior sign without Landlord's prior written consent, which consent shall be at Landlord's sole discretion.

        5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

        6. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

        7. No machines or mechanical equipment of any kind, other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

        8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

        9. No acids, vapors, paper towels or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

        10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

        11. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

        12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

        13. All windows in each tenant's premises shall be kept closed and all blinds therein, if any, above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises.

        14. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                                    EXHIBIT D
                                   DEFINITIONS

        (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

        (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

        (c) The term obligations of this Lease, and words of like import, shall mean the covenants to pay rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

        (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this Lease shall be construed as "performance and observance".

        (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

        (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

        (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

        (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New Jersey Board of Fire Underwriters and/or the New Jersey Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

        (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

        (j) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

        (k) The term in full force and effect when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

        (1) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of Tenant's estate and interest granted by this Lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

        (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

        (n) The rule of ejusdem generic shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

        (o) All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

        (p) The term control shall mean ownership of more than fifty (50%) percent of all the voting stock of a corporation or more than fifty (50%) percent of all the legal and equitable interest in any other entity.

        (q) The term Base Rate shall mean the prime rate of J.P. Morgan Chase, N.A. (or Citibank, N.A. if J.P. Morgan Chase, N.A. shall not then have an established prime rate; or the prime rate of any major banking institution doing business in the City of New York, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) at the time of in question.

                                    EXHIBIT E
                              INTENTIONALLY DELETED

                                    EXHIBIT F
                          EARLY ENTRY LICENSE AGREEMENT

        THIS EARLY ENTRY LICENSE AGREEMENT (the "Agreement") made this _____ day of _______________, 2004, by and between CK BERGEN HOLDINGS, L.LC., a New Jersey limited liability company, having an address at 18 Columbia Turnpike, Florham Park, NJ 07932 (the "Licensor"), and VYTERIS, INC. (the "Licensee").

                                   WITNESSTH:

        WHEREAS, Licensor is the owner of a certain office building located at 17-01 Pollitt Drive, Fair Lawn, New Jersey (the "Property"); and

        WHEREAS, Licensor and Licensee have or are about to enter into a lease ("Lease") certain space, containing approximately 26,255 rentable square feet, located on the first floor of the Property (the "Premises"); and

        WHEREAS, Licensee desires to enter into the Premises prior to the Commencement Date (as defined in the Lease) for the purposes of (i) installing certain data and telecommunications wiring and equipment; and (ii) moving in and storing certain office furniture and equipment; and

        WHEREAS, the Licensor is willing to grant Licensee such right upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Incorporation of Recitals and Definitions. The recitals set forth above are hereby incorporated into this Agreement as if set forth herein at length. All capitalized words and phrases not defined in this Agreement shall have the meanings ascribed to them in the Lease.

        2. Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee a non-exclusive license for the term of this Agreement to use and occupy the Premises for the purposes set forth in this Agreement. This is a license coupled with an interest and may not be terminated during the Term, except as set forth in paragraph 8.

        3. Term. The term of this Agreement shall commence upon execution by Licensor and terminate on the Commencement Date of the Lease (as defined in the Lease.)

        4.      Use; Compliance with Law.

        (a) Licensee shall use the Premises solely for purposes of installing data and communications wiring and equipment.

        (b) Licensee shall not place in the Premises (i) anything which is hazardous, toxic, odorous, inflammable, explosive or dangerous, or (ii) anything belonging to anyone other than Licensee.

        (c) Licensee shall obtain all permits necessary for and comply with all applicable laws in connection with the use and occupancy of the Premises.

        5. Alterations. Licensee shall not make any alterations or improvements to Premises without the prior written consent of Licensor, and then only in accordance with plans and specifications previously approved by Licensor and subject to such conditions as Licensor may require.

        6.      Insurance; Release.

        (a) Licensee shall maintain comprehensive general liability insurance against claims for bodily injury (including death) and/or property damage, having a limit of not less than $3,000,000 per occurrence, combined single limit. Such policy of insurance shall name Licensor and such other parties as Licensor may request as additional insureds.

        (b) Licensee shall insure all property placed in the Premises against loss or damage by fire or other casualty and by theft or vandalism. Such insurance shall be in an amount equal to the full replacement cost of the property stored in the Premises. All such policies shall contain a waiver of subrogation in favor of Licensor and such other parties as Licensor may request and shall require the insurer to give Licensor thirty (30) days notice prior to cancellation.

        (c) Licensee shall deliver copies of all required insurance policies or evidence of such policies to Licensor simultaneously with the execution of this Agreement and shall deliver evidence of the renewal of such policies at least thirty (30) days prior to their expiration.

        (d) Licensee hereby releases Licensor, its partners, agents and employees, from all liability by reason of any damage to or loss of property in the Premises whether such damage or loss shall be caused by or result from the negligence of Licensor, its partners, agents or employees, or from any cause whatsoever.

        7. Licensor's Right of Access. Licensor shall have access to the Premises at all times for such purposes as Licensor may deem necessary.

        8. Default and Licensor's Remedies. The failure of Licensee to perform any of its covenants contained in this Agreement and the continuation of such failure for two (2) days after notice from Licensor to Licensee shall constitute an event of default ("Event of Default") hereunder, (except in the case where Licensee has in good faith begun to cure) upon the occurrence of which, Licensor shall have, in addition to all remedies available at law or equity, the right to terminate this Agreement and to remove Licensee's property from the Premises. The notice provided for herein is in lieu of any other notices required pursuant to the terms of any statute or ordinance, and Licensee waives all notices except those specifically required herein.

        9. Surrender. Licensee agrees to surrender the Premises to Licensor at the end of the term of this Agreement in the same condition as it is on the date of this Agreement, except for the installation of data and communications wiring and equipment.

        10. Severability. If any part of this Agreement is declared invalid for any reason, the validity of the remainder of this Agreement shall not be affected, and such remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid portion deleted.

        11. Waiver. No waiver by Licensor of any breach or default in the performance of any covenant, condition or term contained herein shall constitute a waiver of any subsequent breach or default in the performance of the same or any other covenant or term hereof.

        12. Recovery of Attorneys' Fees and Costs. If any action is instituted or other proceeding is taken to enforce any term, covenant or condition contained in this Agreement or to recover possession of the Premises by reason of the occurrence of an Event of Default, Licensee agrees to pay to Licensor its reasonable attorneys' fees, costs and expenses in connection therewith.

        13. No Assignment. Licensee shall not have the right to assign this Agreement or to give any other person or entity any right to use the Premises, unless such assignment is together with an assignment of the Lease consented to by Landlord to the extent required.

        14. New Jersey Law to Apply. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

        15. Limitation of Liability. The liability of Licensor under this License and any successive owner of the Property, and all of its officers, employees, shareholders and joint venturers and partners, if any, whether general or limited, shall be limited to Licensor's estate or other title or interest in the Property.

        16. Exclusion of all Warranties. LICENSOR DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE CONDITION OF THE PREMISES.

        17. Indemnification of Licensor. Licensee hereby agrees to indemnify, defend and hold Licensor, its partners, agents and employees, harmless from and against any and all claims, suits, actions, liabilities, losses, damages and expenses (including without limitation, attorneys' fees and court costs) arising from or in connection with (a) the negligence or willful misconduct of Licensee, (b) the use or occupancy of the Premises by Licensee, its agents, employees, contractors, invitees and licensees, or the exercise by Licensee of any of its rights under this Agreement, or (c) failure by Licensee to perform any of its obligations under this Agreement.

        18. Notices. All notices given in connection with this Agreement shall be in writing and shall be addressed as set forth in the Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                TABLE OF CONTENTS

ARTICLE 1  Demise, Demised Premises, Term, Rents...............................1
ARTICLE 2  Use    4
ARTICLE 3  Failure To Give Possession..........................................6
ARTICLE 4  Preparation of the Demised Premises.................................7
ARTICLE 5  Adjustments Of Rent................................................15
ARTICLE 6  Security Deposit...................................................29
ARTICLE 7  Subordination, Notice To Lessors And Mortgagees....................34
ARTICLE 8  Quiet Enjoyment....................................................38
ARTICLE 9  Assignment And Subletting..........................................38
ARTICLE 10  Compliance With Laws And Requirements Of Public Authorities.......51
ARTICLE 11  Insurance.........................................................55
ARTICLE 12  Rules And Regulations.............................................63
ARTICLE 13  Tenant's Changes..................................................64
ARTICLE 14  Tenant's Property.................................................70
ARTICLE 15  Repairs And Maintenance...........................................72
ARTICLE 16  Electricity.......................................................74
ARTICLE 17  Heat, Ventilating And Air-Conditioning............................77
ARTICLE 18  Landlord's Other Services.........................................78
ARTICLE 19  Access, Changes In Building Facilities, Name......................79
ARTICLE 20  Notice Of Accidents...............................................83
ARTICLE 21  Non-Liability And Indemnification.................................83
ARTICLE 22  Destruction Or Damage.............................................85
ARTICLE 23  Eminent Domain....................................................88
ARTICLE 24  Surrender; Holdover...............................................91
ARTICLE 25  Conditions Of Limitation..........................................93
ARTICLE 26  Re-Entry By Landlord..............................................97
ARTICLE 27  Damages...........................................................98
ARTICLE 28  Waiver...........................................................101
ARTICLE 29  No Other Waivers Or Modifications................................103
ARTICLE 30  Curing Tenant's Defaults, Additional Rent........................104
ARTICLE 31  Broker...........................................................107
ARTICLE 32  Notices..........................................................107
ARTICLE 33  Estoppel Certificate.............................................108
ARTICLE 34  Arbitration......................................................108
ARTICLE 35  Miscellaneous....................................................109
ARTICLE 36  Parties Bound....................................................112
ARTICLE 37  Certain Definitions And Construction.............................113
ARTICLE 38  Adjacent Excavation And Construction; Shoring; Vaults............113
ARTICLE 39  Parking..........................................................114
ARTICLE 40  Landlord's Relocation Option.....................................115
ARTICLE 41  Tenant's Option to Extend........................................118
ARTICLE 42  Tenant's Right of First Consideration............................121
ARTICLE 43  Signage..........................................................122

ARTICLE 44  Roof Rights......................................................122
ARTICLE 45  Tenant's Move-In Period..........................................122
ARTICLE 46  Early Occupancy..................................................122
ARTICLE 47  Landlord's Agent.................................................123

                ----------------------------------------------
                                    EXHIBIT H
                               TENANT'S WORK PLANS
                ----------------------------------------------


            ARCHITECT: Paulus Sokolowski & Sartor Architecture, P.C.
                               DATE: June 25, 2004



Architectural
T-001 Title Sheet
A-001 Code Analysis, Abbreviations & Symbols
A-051 Removal Plan
A-101 Construction Plan
A-104 Part Roof Plan
A-281 Roof And Miscellaneous Details
A-301 Partitions, Doors, Finish Schedule & Details
A-601 Reflected Ceiling Plan
A-801 Material and Personnel Flow Diagram
A-802 Equipment Layout Plan

Structural
S-101 General Notes, Typical Details, Partial Existing
Roof Plan and Section

Fire Protection
F-100 Fire Protection Lead Sheet
F-101 Partial First Floor Fire Protection Plan
F-102 Partial First Floor Above Ceiling Level Fire
Protection Plan

Plumbing
P-100 Plumbing Lead Sheet
P-101 Partial First Floor Plumbing Plan
P-102 Partial Roof Plumbing Plan
P-103 Plumbing Riser Diagram

Mechanical
H-100 HVAC Lead Sheet
H-101 HVAC Area Classification / Pressurization Zoning
And Design Criteria Diagram
H-102 HVAC Air Flow and Control Diagram - 1
H-103 HVAC Air Flow and Control Diagram - 2
H-104 HVAC First Floor Ductwork Part Plan - 1

H-105 HVAC First Floor Ductwork Part Plan - 2
H-106 HVAC Roof Part Plan
H-107 HVAC Detail Sheet
H-108 HVAC Equipment Schedule Sheet

Electrical
E-100 General Notes and Electrical Legend
E-101 Partial First Floor Demolition Plan
E-102 Partial First Floor Lighting Plan
E-103 Partial First Floor Power Plan
E-104 Partial Roof Lighting / Power Plan and Panel Schedule
E-105 One Line Diagram, Partial Fire Alarm and Riser Diagram
Lighting Fixture Schedule and Details